Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-152394,
333-152394-01 through 333-152394-12

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2009)

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

$400,000,000 8.5% Senior Fixed Rate Notes due April 1, 2015

$400,000,000 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015

$300,000,000 9.75% Senior Subordinated Notes due April 1, 2017

Attached hereto and incorporated by reference herein is our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 5, 2009. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated April 8, 2009, with respect to the 8.5% Senior Fixed Rate Notes due April 1, 2015, 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015 and 9.75% Senior Subordinated Notes due April 1, 2017, including any amendments or supplements thereto.

INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 10 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. We will not receive any of the proceeds of such sales.

GOLDMAN, SACHS & CO.

May 5, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 29, 2009

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number 333-147828

Hawker Beechcraft Acquisition Company, LLC

Hawker Beechcraft Notes Company

(Exact name of registrant as specified in its charter)

Delaware	71-1018770, 20-8650498
(State of Incorporation)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas 67206

(Address of Principal Executive Offices) (Zip Code)

(316) 676-7111

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

No membership interests in Hawker Beechcraft Acquisition Company, LLC, and no common shares of Hawker Beechcraft Notes Company are held by non-affiliates.

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions)

	March 29, 2009	December 31, 2008
Assets
Current assets
Cash and cash equivalents	$72.3	$377.6
Accounts and notes receivable, net	97.4	103.0
Unbilled revenue	47.2	35.9
Inventories, net	1,900.9	1,782.3
Prepaid expenses and other current assets	19.0	32.5

Total current assets	2,136.8	2,331.3

Property, plant and equipment, net	627.7	641.8
Goodwill	599.6	599.6
Intangible assets, net	1,031.5	1,049.5
Non-current deferred income tax asset, net	—	7.5
Other assets, net	59.7	65.4

Total assets	$4,455.3	$4,695.1

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt	$92.4	$126.6
Advance payments and billings in excess of costs incurred	508.1	507.4
Accounts payable	313.2	404.3
Accrued salaries and wages	54.1	56.6
Current deferred income tax liability, net	29.8	29.2
Accrued interest payable	49.8	25.9
Other accrued expenses	266.9	280.3

Total current liabilities	1,314.3	1,430.3

Long-term debt	2,142.2	2,364.2
Accrued retiree benefits and other long-term liabilities	443.0	450.9
Non-current deferred income tax liability, net	12.8	—

Total liabilities	3,912.3	4,245.4

Paid-in capital	997.3	996.8
Accumulated other comprehensive loss	(382.1)	(408.0)
Retained deficit	(72.2)	(139.1)

Total equity	543.0	449.7

Total liabilities and equity	$4,455.3	$4,695.1

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidated Statements of Operations (Unaudited)

(In millions)

	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Sales:
Aircraft and parts	$499.1	$531.5
Services	38.5	45.0

Total sales	537.6	576.5

Cost of sales:
Aircraft and parts	451.3	453.8
Services	33.3	38.9

Total cost of sales	484.6	492.7

Gross profit	53.0	83.8

Restructuring expenses	13.6	—
Selling, general and administrative expenses	52.5	59.4
Research and development expenses	28.1	25.9

Operating loss	(41.2)	(1.5)

Interest expense	45.4	51.4
Interest income	(0.5)	(3.8)
Gain on debt repurchase, net	(177.0)	—
Other (income) expense, net	(0.7)	0.2

Non-operating (income) expense, net	(132.8)	47.8

Income (loss) before taxes	91.6	(49.3)

Provision for (benefit from) income taxes	24.7	(18.0)

Net income (loss)	$66.9	$(31.3)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidated Statements of Equity and Comprehensive Income (Unaudited)

(In millions)

For the Period January 1, 2008 - March 29, 2009

	Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Equity	Total Comprehensive Income (Loss)
Balance at January 1, 2008	$989.2	$0.8	$14.4	$1,004.4
Stock-based compensation	7.6			7.6
Net loss		(139.9)		(139.9)	$(139.9)
Other comprehensive income (loss), net of tax:
Net loss on pension and other benefits			(276.1)	(276.1)	(276.1)
Prior service cost			(28.4)	(28.4)	(28.4)
Unrealized loss on cash flow hedges			(112.9)	(112.9)	(112.9)
Foreign currency translation adjustments			(5.0)	(5.0)	(5.0)

Total comprehensive loss					$(562.3)

Balance at December 31, 2008	$996.8	$(139.1)	$(408.0)	$449.7
Stock-based compensation	0.5			0.5
Net income		66.9		66.9	$66.9
Other comprehensive income (loss), net of tax:
Net gain on pension and other benefits			0.1	0.1	0.1
Unrealized loss on cash flow hedges			(7.2)	(7.2)	(7.2)
Realized losses due to de-designation of cash flow hedges			17.6	17.6
Reclassification of unrealized losses due to maturities			17.4	17.4	17.4
Foreign currency translation adjustments			(2.0)	(2.0)	(2.0)

Total comprehensive income					$75.2

Balance at March 29, 2009	$997.3	$(72.2)	$(382.1)	$543.0

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Cash flows from operating activities:
Net income (loss)	$66.9	$(31.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	22.9	21.7
Amortization of intangible assets	18.4	17.1
Amortization of debt issuance costs	2.4	2.4
Amortization of deferred compensation	0.1	1.5
Stock-based compensation	0.5	3.3
Current and deferred income taxes	27.3	(19.2)
Gain on repurchase of long-term debt, net of write-off of debt issuance costs	(177.0)	—

Changes in assets and liabilities:
Accounts receivable, net	5.6	9.5
Unbilled revenue, advanced payments and billings in excess of costs incurred	(10.6)	23.3
Inventories, net	(69.4)	(224.6)
Prepaid expenses and other current assets	13.1	(1.6)
Accounts payable	(91.1)	(7.6)
Accrued salaries and wages	(2.5)	(7.3)
Other accrued expenses	5.1	33.5
Pension and other changes, net	17.9	0.4
Income taxes payable	(0.8)	(3.0)

Net cash used in operating activities	(171.2)	(181.9)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(12.3)	(10.1)
Additions to computer software	(0.4)	(0.8)
Proceeds from sale of property, plant and equipment	0.3	—

Net cash used in investing activities	(12.4)	(10.9)

Cash flows from financing activities:
Payment of notes payable	(80.2)	(42.3)
Debt repurchase	(41.0)	—

Net cash used in financing activities	(121.2)	(42.3)

Effect of exchange rates on cash and cash equivalents	(0.5)	0.1

Net decrease in cash and cash equivalents	(305.3)	(235.0)
Cash and cash equivalents at beginning of period	377.6	569.5

Cash and cash equivalents at end of period	$72.3	$334.5

Supplemental Disclosures:
Cash paid for interest	$8.9	$—
Cash paid for income taxes	0.8	3.8
Net non-cash transfers (from) to property, plant and equipment	(3.2)	20.3
Inventories acquired through issuance of notes	46.0	46.7

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Background and Basis of Interim Presentation

Hawker Beechcraft, Inc. (“HBI”) was formed in late 2006 by GS Capital Partners VI, L.P., an affiliate of The Goldman Sachs Group, Inc., and Onex Partners II LP, an affiliate of Onex Corporation, for the purpose of purchasing the Raytheon Aircraft business (“RA” or the “Predecessor”) from Raytheon Company (“Raytheon”) (the “Acquisition”). The Acquisition was completed on March 26, 2007. HBI acquired all of the outstanding membership interests of Raytheon Aircraft Acquisition Company, LLC, which was renamed Hawker Beechcraft Acquisition Company, LLC (“HBAC”), and substantially all of the assets of Raytheon Aircraft Services Limited. Following the Acquisition, HBI contributed the equity interest of the entity purchasing the assets of Raytheon Aircraft Services Limited to HBAC. HBAC is engaged in the design, development, manufacturing, marketing, selling and servicing of business and general aviation, training and special mission aircraft. The accompanying unaudited condensed consolidated financial statements include the accounts of HBAC and its subsidiaries subsequent to the Acquisition.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) have been condensed or omitted. In the opinion of HBAC management, these unaudited condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of financial statements for the interim periods in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). All intercompany balances and transactions have been eliminated in consolidation.

Certain reclassifications have been made to prior period financial statements and notes to conform to the current period presentation. We have determined that our deferred tax asset and deferred tax liability balances were misclassified in our December 31, 2008 Statement of Financial Position as included in our 2008 Annual Report on Form 10-K. This misclassification did not impact either the Statements of Operations or Cash Flows for any period presented. We have also concluded this misclassification was not material to the consolidated financial statements for the year ended December 31, 2008. We have corrected the prior period presentation of these balances in this quarterly report on Form 10-Q. The table below shows the original and corrected presentation of these balances:

	At December 31, 2008
(In millions)	As Reported	As Adjusted
Balance Sheet Items
Current deferred income tax asset	$43.2	$—
Non-current deferred income tax asset	91.6	7.5

Total Assets	$4,822.4	$4,695.1

Current deferred income tax liability	$72.4	$29.2
Non-current deferred income tax liability	84.1	—
Total Liabilities	4,372.7	4,245.4
Total Equity	449.7	449.7

Total Liabilities and Equity	$4,822.4	$4,695.1

The unaudited condensed consolidated statement of financial position as of December 31, 2008 was derived from audited financial statements but does not include all disclosures required by GAAP. The interim financial statements should be read in conjunction with the audited consolidated financial statements, including the notes thereto, included in our 2008 Annual Report on Form 10-K for the year ended December 31, 2008.

2. Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. As discussed in Note 3, we adopted SFAS 157 for financial assets and financial liabilities on January 1, 2008, and the adoption did not have a material impact on our consolidated financial position or results of operations. Relative to SFAS 157, the FASB issued FASB Staff Positions (“FSP”) 157-1 and 157-2 in February 2008. FSP 157-1 amended SFAS 157 to exclude SFAS No. 13, Accounting for Leases, and its related interpretive accounting pronouncements that address leasing transactions, while FSP 157-2 delayed the effective date of the application of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The impact of adoption of FSP 157-1 and FSP 157-2 did not have a material impact on our financial position and results of operations.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements- an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This accounting standard is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The impact of adoption of SFAS 160 did not have a material impact on our financial position and results of operations.

In December 2007, the Emerging Issues Task Force (“EITF”) concluded on Issue No. 07-1, Accounting for Collaborative Arrangements (“EITF 07-1”). EITF 07-1 requires that transactions with third parties (i.e., revenue generated and costs incurred by the partners) should be reported in the appropriate line item in each company’s financial statements pursuant to the guidance in EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. EITF 07-1 also includes enhanced disclosure requirements regarding the nature and purpose of the arrangement, rights and obligations under the arrangement, accounting policy, amount, and income statement classification of collaboration transactions between the parties. EITF 07-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and shall be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. The adoption of EITF 07-1 did not have a material impact on our financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. This accounting standard was effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The adoption of SFAS 162 did not have a material impact on our financial position and results of operations.

In March 2009, the FASB issued FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significant Decreased and Identifying Transactions That Are Not Orderly.” The FSP requires entities to evaluate the significance and relevance of market factors for fair value inputs to determine if, due to reduced volume and market activity, the factors are still relevant and substantive measures of fair value. The FSP is effective for interim and annual reporting periods ending after June 15, 2009, and we do not believe the adoption will have a material effect on our financial position or results of operations.

In January 2009, the Financial Accounting Standards Board (“FASB”) approved FASB Accounting Standards Codification (the “Codification”), which is effective July 1, 2009. Other than resolving certain minor inconsistencies in current U.S. GAAP, the Codification is not supposed to change GAAP, but is intended to make it easier to find and research GAAP applicable to a particular transaction or specific accounting issue. The Codification is a new structure which takes accounting pronouncements and organizes them by approximately 90 accounting topics. We do not expect the Codification to have a material impact on our financial position or results of operations.

Other new pronouncements issued but not effective until after March 29, 2009 are not expected to have a material effect on our financial position or results of operations.

3. Fair Value Measurements

Effective January 1, 2008, we adopted the provisions of SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. We performed an analysis of all existing financial assets and financial liabilities measured at fair value on a recurring basis to determine the significance and character of all inputs used to determine their fair value.

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into the following three broad categories:

Level 1 Inputs – Quoted prices for identical assets and liabilities in active markets.

Level 2 Inputs – Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; observable inputs other than quoted prices; and inputs that are derived principally from or corroborated by other observable market data.

Level 3 Inputs – Unobservable inputs reflecting the entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The following table presents financial assets and liabilities measured at fair value on a recurring basis:

	March 29, 2009			December 31, 2008
(In millions)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash equivalents	$53.2	$—	$—	$342.6	$—	$—
Foreign currency forward contracts	—	—	—	$—	$0.7	$—

Total assets	$53.2	$—	$—	$342.6	$0.7	$—

Liabilities
Derivative liabilities	$—	$137.1	$—	$—	$155.4	$—

Total liabilities	$—	$137.1	$—	$—	$155.4	$—

The foreign currency forward contracts and the interest rate swap were recorded at fair value in our statement of financial position as follows:

	March 29, 2009		December 31, 2008
(In millions)	Foreign Currency Forward Contracts	Interest Rate Swap	Foreign Currency Forward Contracts	Interest Rate Swap
Prepaid expenses and other current assets	$—	$—	$0.7	$—
Other accrued expenses-current	(86.5)	$—	(89.9)	—
Other long-term liabilities	(26.0)	(24.6)	(39.2)	(26.3)

Net derivative liability	$(112.5)	$(24.6)	$(128.4)	$(26.3)

Derivative financial instruments are valued using an income valuation approach. The fair value of the foreign currency forward contracts is calculated as the present value of the forward rate less the contract rate multiplied by the notional amount. The fair value of the interest rate swap is derived from a discounted cash flow analysis based on the terms of the contract and the interest rate yield curve. The fair value measurements also incorporate credit risk. For derivatives in a liability position, we incorporated our own credit risk, and, for derivatives in an asset position, the counterparty’s credit risk is incorporated. To measure credit risk, we modify our discount rate to include the applicable credit spread, which is calculated as the difference between the relevant entity’s yield curve (or average yield curve for similarly rated companies, if the specific entity’s yield curve is not available) and LIBOR, for the derivative. Significant inputs to these valuation models include forward rates, interest rates and yield curves, which are obtained from third-party pricing services. These inputs are derived principally from, or corroborated by, other observable market data and are therefore considered to be Level 2 inputs. Our valuations do not include any significant Level 3, or unobservable, inputs.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

4. Product Warranty

Warranty provisions related to commercial aircraft and parts sales are determined based upon an estimate of costs that may be incurred for warranty services over the period of coverage from 1 to 10 years. We estimate our warranty costs based on historical warranty claim experience. The warranty accrual is reviewed quarterly to verify that it appropriately reflects the estimated remaining obligation based on the anticipated expenditures over the balance of the obligation period. Adjustments are made when actual warranty claim experience causes management to revise its estimates. The effects of changes in estimates are reflected in the period the estimates are revised.

Activity related to commercial aircraft and part warranty provisions was as follows:

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Beginning balance	$67.3	$60.8
Accrual for aircraft and part deliveries	3.5	5.5
Reversals related to prior period deliveries	(0.6)	(0.5)
Warranty services provided	(4.7)	(5.3)

Ending balance	$65.5	$60.5

Warranty provisions related to aircraft deliveries on contracts accounted for under American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”), using the cost-to-cost method to measure progress towards completion are recorded as contract costs as the warranty work is performed. The estimation of these costs is an integral part of the revenue recognition process for these contracts.

5. Inventories, net

Inventories consisted of the following:

(In millions)	March 29, 2009	December 31, 2008
Finished goods	$226.5	$254.3
Work in process	1,219.4	1,038.0
Materials and purchased parts	455.0	490.0

Total	$1,900.9	$1,782.3

Net non-cash transfers of $3.2 million for the three months ended March 29, 2009 were excluded from changes in inventories in the statement of cash flows for aircraft physically transferred from property, plant and equipment to inventory. Net non-cash transfers of $5.7 million for the three months ended March 30, 2008 were excluded from changes in inventories in the statement of cash flows for aircraft physically transferred from inventory to property, plant, and equipment.

6. Derivatives and Hedging Activities

We use derivative instruments in the form of foreign currency forward contracts and interest rate swap contracts to hedge our economic exposure to changes in the variability of future cash flows attributable to changes in foreign exchange rates and interest rates, and, when allowable, we designate these instruments as cash flow hedges. For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings. Our derivative instruments are executed with creditworthy institutions, and we do not hold or issue derivative instruments for trading or speculative purposes.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Foreign Currency Forward Contracts

We use foreign currency forward contracts to hedge forecasted U.K. pound sterling inventory purchases. Notional amounts outstanding at March 29, 2009 and March 30, 2008 based on contract rates were $499.5 million and $622.7 million, respectively. The maturity dates of the foreign currency forward contracts outstanding at March 29, 2009 extend through January 2011. For the three months ended March 29, 2009, the net gain recognized in earnings due to ineffectiveness or for foreign currency forward contracts not designated in a hedging relationship was insignificant. At March 29, 2009, approximately $59.9 million of net losses are expected to be reclassified from accumulated other comprehensive income into earnings over the next twelve months as the underlying transactions mature and the hedged items impact earnings.

As discussed in Note 7, we announced our intention to decrease aircraft production rates in anticipation of reduced demand for new aircraft due to weakness in the overall economy. As a result, we discontinued cash flow hedge accounting for foreign currency forward contracts where the forecasted transactions are no longer probable, which resulted in $16.1 million of unrealized losses on foreign currency forward contracts being reclassified from accumulated other comprehensive income to earnings for the three months ended March 29, 2009. We will purchase offsetting foreign currency forward contracts as market conditions allow. We will continue to record the change in fair value of these foreign currency forward contracts in earnings until our positions can be terminated.

Interest Rate Swap

We entered into an interest rate swap agreement in April 2007 to effectively convert a portion of our variable rate debt to fixed rate debt. The notional amount of the swap amortizes as follows: $420.0 million for the period from December 31, 2008 through December 30, 2009; $335.0 million for the period from December 31, 2009 through December 30, 2010; and $150.0 million for the period from December 31, 2010 through December 30, 2011.

Our counterparty syndicated 40% of the swap by entering into risk participation agreements with a subsidiary of Lehman Brothers Holding, Inc. (“Lehman”) and another financial institution. On September 15, 2008, Lehman filed for Chapter 11 bankruptcy, which triggered termination of its risk participation agreement with our counterparty. As agreed with our counterparty, the swap was amended to increase the fixed rate by four basis points to 4.95% to compensate our counterparty for assuming the additional credit risk. We de-designated the cash flow hedging relationship under the original terms of the swap and re-designated the amended swap in a new cash flow hedging relationship.

For the three months ended March 29, 2009, we reclassified a loss of $1.5 million from accumulated other comprehensive income into interest expense related to the de-designation of the original hedging relationship. For the three months ended March 29, 2009, no ineffectiveness was recognized for the new hedging relationship. At March 29, 2009, a loss of approximately $5.1 million is expected to be reclassified from accumulated other comprehensive income into interest expense over the next twelve months related to the de-designation of the original hedging relationship.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The following tables disclose the effects derivative instruments have on our statements of financial position, operations, and cash flows:

Fair Values of Derivative Instruments

	Liability Derivatives March 29, 2009
(In millions)	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under SFAS 133

Interest rate contracts	Accrued retiree benefits and other long-term liabilities	$24.6

Foreign exchange contracts, current	Other accrued expenses	57.5

Foreign exchange contracts, non-current	Accrued retiree benefits and other long-term liabilities	23.5

Total derivatives designated as hedging instruments under SFAS 133		$105.6

Derivatives not designated as hedging instruments under SFAS 133
Foreign exchange contracts, current	Other accrued expenses	$29.0

Foreign exchange contracts, non-current	Accrued retiree benefits and other long-term liabilities	2.5

Total derivatives not designated as hedging instruments under SFAS 133		$31.5

Total derivatives		$137.1

The Effect of Derivative Instruments on the Statement of Financial Performance

(In millions)

Derivatives in SFAS 133 Cash Flow Hedging Relationships	Amount of Gain/(Loss) Recognized in OCI on Derivative (Effective Portion)	Location of Gain/(Loss) Recognized from Accumulated OCI into Income (Effective Portion)	Amount of Gain/(Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/(Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/(Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)

	Three months ended March 29, 2009		Three months ended March 29, 2009		Three months ended March 29, 2009

Interest rate contracts	$5.8	Interest expense, net	$—	Interest expense, net	$—
Foreign exchange contracts	(13.0)	Cost of sales	—	Cost of sales	—

Total	$(7.2)		$—		$—

Derivatives Not Designated as Hedging Instruments under SFAS 133	Location of Gain/(Loss) Recognized in Income on Derivative	Amount of Gain/(Loss) Recognized in Income on Derivative

		Three months ended March 29, 2009
Interest rate contracts	Interest expense, net	$(1.5)
Foreign exchange contracts	Cost of sales	(16.2)

Total		(17.7)

7.	Employee Separation

In February 2009, we announced work force reductions as a result of anticipated reduced aircraft production rates due to weakness in the overall economy and decreased demand in the general aviation industry. During the three months ended March 29, 2009, we recorded pre-tax restructuring costs of $13.6 million related to the estimated severance cost as a result of the work force reductions.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The following table shows pre-tax charges for hourly and salaried employee separation actions for the three months ended March 29, 2009:

(In millions)	Three Months Ended March 29, 2009
Business and General Aviation	$12.6
Trainer Aircraft	0.6
Customer Support	0.4

Total	$13.6

The charges above exclude costs for pension and other benefits.

The accrual activity related to the separation actions is as follows:

(In millions)	Three Months Ended March 29, 2009
Beginning balance	$—
Accrual for severance costs	13.6
Payments made for severance costs	(8.7)

Ending balance	$4.9

On April 14, 2009, we notified our employees of likely further reductions in production volumes and in the size of our work force. The extent of the work force reductions is not yet quantified; however, we anticipate concluding our analysis of the necessary actions in the coming weeks.

8. Debt and Notes Payable

Debt and notes payable consisted of the following:

(In millions)	March 29, 2009	December 31, 2008
Short-term debt:
Notes payable	$79.4	$113.6
Current portion of long-term debt	13.0	13.0

Total short-term debt	$92.4	$126.6

Senior secured term loan due 2014	$1,277.2	$1,277.2
Senior fixed rate notes due 2015	272.0	400.0
Senior PIK-election notes due 2015	385.4	400.0
Senior subordinated notes due 2017	220.6	300.0

Total debt	2,155.2	2,377.2
Less current portion	13.0	13.0

Long-term debt	$2,142.2	$2,364.2

The average floating interest rate on the senior secured term loan was 2.80% and 2.79% at March 29, 2009 and December 31, 2008, respectively.

During the three months ended March 29, 2009 we purchased, at a significant discount, $222.0 million of our debt securities realizing a net gain of $177.0 million. We purchased $128.0 million of our Senior Fixed Rate Notes, $14.6 million of our Senior PIK-election Notes and $79.4 million of our Senior Subordinated Notes paying an aggregated total of $41.0 million. The net gain includes a $4.0 million charge to reduce the carrying value of deferred debt issuance cost for the portion related to the notes purchased. We also paid $8.9 million in accrued but previously unpaid interest on the notes purchased.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Notes payable represents a deferred payment obligation to a supplier under which the supplier is paid by the lender upon our receipt of goods, and we pay the lender within 155 days under the terms of the underlying short-term promissory notes, with interest determined at the five month LIBOR plus 1.85%. At March 29, 2009, we had $79.4 million of outstanding notes payable at a weighted-average interest rate of 3.62%. At December 31, 2008, we had $113.6 million of outstanding notes payable at a weighted-average interest rate of 3.62%. The issuance of these notes is treated as a non-cash financing transaction. $46.0 million and $46.7 million of notes were issued during the three months ended March 29, 2009 and March 30, 2008, respectively.

9. Income Taxes

We utilize the asset and liability method of accounting for income taxes, which requires that deferred tax assets and liabilities be recorded to reflect the future tax consequences of temporary differences between the book and tax basis of various assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of changes in tax rates on deferred tax assets and liabilities is recognized as income or expense in the period in which the rate change occurs. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

We are included in the consolidated U.S. federal tax return of HBI. HBI, or one of its subsidiaries, files income tax returns in the U.S. federal jurisdiction and various state, local and foreign jurisdictions. Despite our belief that our tax return positions are consistent with applicable tax laws, we believe that certain positions are likely to be challenged by taxing authorities. Our tax reserves reflect the difference between the tax benefit claimed on tax returns and the amount recognized in the financial statements in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). These reserves have been established based on management’s assessment as to potential exposure attributable to permanent differences and interest applicable to both permanent and temporary differences. The tax reserves are reviewed periodically and adjusted in light of changing facts and circumstances, such as progress of tax audits, lapse of applicable statutes of limitations and changes in tax law. There were no material changes to our uncertain tax positions during the three months ending March 29, 2009. We do not anticipate any material changes to our existing tax reserves to occur within the next twelve months.

We are not currently under audit with the Internal Revenue Service or any State taxing authorities.

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “Act”). Among its provisions, the Act permits certain taxpayers to elect to defer the taxation of cancellation-of-indebtedness (“COD”) income arising from certain repurchases, exchanges or modifications of their outstanding debt that occur during 2009 and 2010. The COD income can be deferred for five years and then included in taxable income ratably over the next five years. We plan to defer the COD income on the purchase of our debt securities recorded in the financial statements for the period ending March 29, 2009.

Income taxes for the interim period presented have been included in the accompanying financial statements on the basis of an estimated annual effective tax rate. In addition to the amount of tax resulting from applying the estimated annual effective tax rate to pre-tax income, we include certain items treated as discrete events to arrive at an estimated overall tax amount. As of March 29, 2009, the estimated overall tax rate for the full year 2009 was 27.0%. Included in the estimated overall tax rate was the discrete item relating to the gain on the debt repurchase discussed above. The estimated annual effective tax rate, excluding discrete items, is negative 28.9%.

In the fourth quarter of 2008, we recorded a valuation allowance against the full amount of its net deferred tax asset at December 31, 2008 in the amount of $276.2 million. We provide a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized. Our deferred tax asset valuation allowance decreased approximately $53.8 million during the three months ending March 29, 2009 to $222.4 million as of March 29, 2009. The decrease in the valuation allowance during the quarter was caused by the reduction in net deferred tax assets resulting from the deferral of the COD income. We intend to maintain the valuation allowance until sufficient positive evidence related to sources of future taxable income exists to support a reversal of the valuation allowance.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

10. Pension and Other Employee Benefits

We have defined benefit pension and retirement plans covering the majority of our employees hired prior to January 1, 2007 (“Pension Benefits”). In addition to providing Pension Benefits, we provide certain health care and life insurance benefits to retired employees through other postretirement defined benefit plans (“Other Benefits”).

The following table outlines the components of net periodic benefit cost for Pension Benefits:

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Service cost	$6.8	$5.9
Interest cost	14.2	13.1
Expected return on plan assets	(15.1)	(16.3)
Amortization of prior service cost	0.6	—
Amortization of net loss (gain)	1.8	(1.2)

Net amount recognized	$8.3	$1.5

The following table outlines the components of net periodic benefit cost for Other Benefits:

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Service cost	$0.1	$0.1
Interest cost	0.3	0.3

Amount recognized	$0.4	$0.4

We expect total contributions, both required and discretionary, to the Pension Benefits and Other Benefits plans to be approximately $0.4 million and $1.0 million, respectively, in 2009.

We maintain a 401(k) defined contribution plan under which covered employees are allowed to contribute up to a specific percentage of their eligible compensation. We match (“HBAC Match”) employee contributions up to a maximum of four percent of eligible compensation. Total HBAC Match expense was $4.3 million and $5.1 million for the three months ended March 29, 2009 and March 30, 2008, respectively.

We maintain a retirement income savings program (“RISP”), which is a defined contribution plan, for certain employees who were hired on or after January 1, 2007. These employees will participate in the RISP in place of the Pension Benefits described above. We contribute to the covered employee’s participant account up to a maximum of 9% of the employee’s pay based on the employee’s age and tenure. The funds can be invested among several investment options as directed by the employee. Total expense for the RISP was $1.0 million and $0.6 million for the three months ended March 29, 2009 and March 30, 2008, respectively.

11. Stock-Based Compensation

During the three months ended March 29, 2009, the company’s new Chief Executive Officer was granted 621,875 service-vesting stock options, 621,875 performance-vesting stock options, and 125,000 restricted stock units in HBI. We applied the fair value provisions of SFAS No. 123(R), Share-Based Payment, to value the stock option awards. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Service Vesting	Performance Vesting
Expected term in years	6.5	6.5
Expected volatility	41.3%	40.9%
Expected dividend yield	0.0%	0.0%
Risk-free interest rate	2.5%	2.5%

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The expected term represents the period of time the options are expected to be outstanding and was determined for new grants using the simplified method. The expected term assumption incorporates the contractual term of an option grant, which is ten years, as well as the vesting period of the award. The expected volatility assumption was calculated by averaging the historical volatility of a peer group of publicly-traded aerospace and defense companies over a term equal to the expected term of the option granted. The risk-free interest rate reflects the yield on a zero-coupon U.S. Treasury bond over a period that approximates the expected term of the option granted.

Stock option activity for the three months ended March 29, 2009 was as follows:

Service Vesting	Number of Options
Nonvested at December 31, 2008	2,986,724
Granted	621,875
Exercised	—
Forefeited or expired	(74,239)

Outstanding at March 29, 2009	3,534,360

Performance Vesting	Number of Options
Nonvested at December 31, 2008	3,056,104
Granted	621,875
Exercised	—
Forefeited or expired	(143,670)

Outstanding at March 29, 2009	3,534,309

Restricted share activity for the three months ended March 29, 2009 was as follows:

Restricted Shares	Number of Shares
Nonvested at December 31, 2008	98,687
Granted	125,000
Vested	—
Forfeited	—

Nonvested at March 29, 2008	223,687

We recognized stock-based compensation expense of $0.5 million for the three months ended March 29, 2009.

12. Related Party Transactions

Onex Partners II LP and its affiliated entities own approximately 49% of the issued and outstanding common stock of HBI. Affiliates of Onex Partners II LP currently own a controlling interest in Spirit AeroSystems Holdings, Inc. (“Spirit”), one of our suppliers. Spirit supplies certain components for our Hawker aircraft, and we believe that purchases of components from Spirit are based on standard market terms. We received components from Spirit of approximately $5.9 million and $4.2 million for the three months ended March 29, 2009 and March 30, 2008, respectively. Advance payments to Spirit for goods not yet received were $8.4 million and $10.7 million at March 29, 2009 and December 31, 2008, respectively.

GS Capital Partners VI, L.P. and other private equity funds affiliated with Goldman, Sachs & Co. own approximately 49% of the issued and outstanding common stock of HBI. Goldman, Sachs & Co. acted as an initial purchaser in the 2007 offering of the

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

notes that were later exchanged for our outstanding publicly held notes in a registered exchange offer. In connection with the registration rights agreement we entered into at the time of the issuance of the notes, we also agreed to maintain a market making shelf registration for the benefit of Goldman, Sachs & Co. Goldman Sachs Credit Partners L.P., an affiliate of GS Capital Partners VI, L.P. and its related investment funds, acted as the joint lead arranger and a lender under our senior secured credit facilities. In addition, Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and its affiliates may occasionally engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates. Currently, Goldman Sachs Credit Partners L.P. is a participating lender in the Company’s credit agreement and Goldman Sachs Capital Markets, L. P. has entered into an interest rate swap with the Company. In addition, Goldman, Sachs & Co. will serve as Dealer Manager for the tender offer to purchase a portion of our Senior Notes and Senior Subordinated Notes as discussed further in the Liquidity and Capital Resources section of Item 2 of this Form 10-Q and will be paid customary fees for this service.

We entered into a management services arrangement with the investment managers of GS Capital Partners VI, L.P., and its related funds, and Onex Partners II LP, effective upon the closing of the Acquisition. Under the arrangement, we pay these parties an annual aggregate fee of $2.0 million, plus reasonable out-of-pocket expenses, as compensation for various advisory services. This fee is shared equally by the two sets of investment managers. We also agreed to indemnify these parties and their affiliates for liabilities arising from their actions under the management services arrangement.

A member of the Board of Directors of HBI is also a member of the Board of Directors of Spirit.

13. Commitments and Contingencies

In the normal course of business, we lease equipment, office buildings and other facilities under leases that include standard escalation clauses to reflect changes in price indices, as well as renewal options. Our rent expense was $3.5 million and $1.8 million for the three months ended March 29, 2009 and March 30, 2008, respectively.

We have assigned certain leasehold interests to third parties but remain liable to the lessor to the extent the assignee defaults on future lease payments amounting to $23.1 million and $23.7 million at March 29, 2009 and December 31, 2008, respectively, extending through 2026.

We have committed to construct facilities and purchase equipment under contracts with various third parties. Future payments of $29.7 million and $40.9 million were required under these contracts at March 29, 2009 and December 31, 2008, respectively. The current commitments relate primarily to plans to expand our existing service center in Indianapolis, Indiana, and open a new service center in Mesa, Arizona, much of which we expect will be funded by proceeds from the future issuance of Airport Special Purpose Revenue Bonds, and to purchase new tooling and machinery.

We retain a portion of the liability for losses and expenses for aircraft product liability. In March 2009, in connection with our insurance renewal, we elected to increase our retained liability from $5 million per occurrence to $10 million per occurrence based on our evaluation of risks involved. The maximum liability of $20 million per fiscal year remains unchanged. Insurance purchased from third parties is expected to cover excess aggregate liability exposure from $20 million to $750 million. This coverage also includes the excess liability over the per occurrence limits. Raytheon retained the liability for claims relating to occurrences after April 1, 2001 through March 25, 2007. We retain liability for claims relating to occurrences prior to April 1, 2001, subject to limited exceptions covering specific liabilities retained by Raytheon. The aircraft product liability reserve was $12.9 million and $11.2 million at March 29, 2009 and December 31, 2008, respectively, and was based on management’s estimate of its expected losses not covered by third party insurers. We currently have no offsetting receivable for insurance recovery associated with this estimate.

We issue guarantees and have banks and surety companies issue, on our behalf, letters of credit and surety bonds to meet various administrative, bid, performance, warranty, retention and advance payment obligations of us or our affiliates. Approximately $152.1 million, $86.6 million and $1.1 million of these guarantees, letters of credit and surety bonds, for which there were stated values, were outstanding at March 29, 2009, respectively, and $151.9 million, $89.8 million and $1.2 million were outstanding at December 31, 2008, respectively. These instruments expire on various dates through 2016.

We are subject to oversight by the Federal Aviation Administration (“FAA”). The FAA routinely evaluates aircraft operational and safety requirements and is responsible for certification of new and modified aircraft. Future action by the FAA may adversely affect our financial position or results of operations, including recovery of its investment in new aircraft.

As a defense contractor, we are subject to many levels of audit and investigation. Agencies that oversee contract performance include: the Defense Contract Audit Agency, the U.S. Department of Defense Inspector General, the Government Accountability Office, the U.S. Department of Justice and Congressional committees. Future action by these agencies and legislative committees may adversely affect our financial position or results of operations.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

In July 2007, the FAA informed us that it had initiated an investigation concerning compliance by one of our suppliers with part specifications involving our T-6A trainers and certain special mission King Air aircraft sold to the U.S. Government. HBAC cooperated with the FAA investigation and conducted its own supplier quality audits. HBAC believes the alleged non-compliance condition does not impact safety of flight. On June 17, 2008, the U.S. Attorney’s Office for the District of Kansas notified us that the FAA had referred a civil penalty matter arising out of its investigation to the U.S. Attorney’s Office for enforcement. According to the U.S. Attorney’s Office, the FAA had recommended fines against HBAC of at least $2.5 million arising out of the alleged supplier non-conformance and HBAC’s alleged quality oversight of the supplier. We do not believe any resulting civil penalty would be material to our financial condition, results of operations or liquidity.

On June 28, 2008, the U.S. Attorney’s Office sent notice to us that it was investigating whether HBAC’s alleged conduct violated the civil False Claims Act (“FCA”) arising from the same facts as the FAA proceeding described above. The investigation was focused on the alleged supplier non-conformance with specifications and HBAC’s alleged inadequate quality control over the supplier’s manufacturing process on certain T-6A and King Air aircraft delivered to the government. HBAC cooperated with the government’s investigation. On March 26, 2009, the United States Attorney’s Office for the District of Kansas filed a Notice in the United States District Court for the District of Kansas informing the Court that the United States declined to intervene in a qui tam lawsuit relating to the FCA investigation. The U.S. Attorney’s Notice to the Court further asserted that the government retains the right to intervene in the FCA qui tam action and that no settlement of that action can occur without the government’s consent. The Court directed that the Second Amended Complaint in the qui tam lawsuit be unsealed. On April 13, 2009, the qui tam relators filed a Third Amended Complaint. The qui tam lawsuit, United States ex rel. Minge, et al. v. Turbine Engine Components Technologies Corporation, et al., No. 07-1212-MLB (D. Kan.), alleges FCA causes of action against HBAC (and its predecessor, Raytheon Aircraft Company). The lawsuit also alleges FCA causes of action, retaliation causes of action, and a tort cause of action against TECT Aerospace Wellington, Inc. (an HBAC supplier) and various affiliates of TECT. The Third Amended Complaint does not quantify the damages alleged against HBAC. Under the FCA, the government can recover treble damages suffered by the government plus civil penalties of up to $11,000 for each false claim. An adverse judgment under the FCA can also subject HBAC to suspension or debarment of future government business. The matter is now pending.

On April 7, 2009, Airbus UK Ltd. (“Airbus”) filed a Request for Arbitration (“RFA”) with the International Chamber of Commerce in Paris initiating proceedings against HBAC. In the RFA, Airbus alleges that HBAC breached its obligations under the Airframe Purchase and Support Agreement dated August 19, 1998 between Airbus and HBAC. More particularly, Airbus claims that it and HBAC reached agreement in April of 2008 for HBAC to purchase increased volumes of fuselages, wings, track kits and spare parts (collectively the “shipsets”) in the 2008 to 2010 time frame. Airbus further alleges that beginning in late 2008, HBAC unilaterally reduced the number of shipsets that it would purchase in breach of its contractual obligations. Airbus further alleges that it made substantial investments to expand its production capacity at the urging of HBAC and in reliance on alleged commitments from HBAC to make the claimed expanded volume of purchases. Airbus claims damages in an amount in excess of 40 million pounds sterling. HBAC expects to file its Answer to the RFA in the middle of May, 2009. HBAC denies the material allegations of the RFA and will vigorously contest Airbus’s claims.

Similar to other companies in our industry, we receive requests for information from government agencies in connection with their regulatory or investigational authority in the ordinary course of business. Such requests can include subpoenas or demand letters for documents to assist the government in audits or investigations. We review such requests and notices and take appropriate action.

14. Business Segment Information

Reportable segments include the following: Business and General Aviation, Trainer Aircraft and Customer Support. Business and General Aviation designs, develops, manufactures, markets and sells commercial and specially modified general aviation aircraft and related service contracts. Trainer Aircraft designs, develops, manufactures, markets and sells military training aircraft to the U.S. Government and foreign governments. Customer Support provides parts and service support for in-service aircraft worldwide.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

While some working capital accounts are maintained on a segment basis, much of our assets are not managed or maintained on a segment basis. Certain property, plant and equipment, including tooling, is used in the design and production of products for each of the segments and, therefore, is not allocated to any individual segment. In addition, cash, other assets, non-current liabilities and deferred taxes are maintained and managed on a consolidated basis and generally do not pertain to any particular segment. Raw materials and certain component parts are used in production across all segments. Work in process inventory is identifiable by segment but is managed and evaluated at the program level. As there is no segmentation of our productive assets, no allocation of these amounts has been made for purposes of segment disclosure.

Segment financial results were as follows:

	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
(In millions)
Sales
Business and General Aviation	$376.5	$425.0
Trainer Aircraft	80.8	77.3
Customer Support	103.8	137.7
Eliminations	(23.5)	(63.5)

Total	$537.6	$576.5

(In millions)
Operating Income (Loss)
Business and General Aviation	$(60.2)	$(24.5)
Trainer Aircraft	0.9	4.3
Customer Support	18.1	18.8
Eliminations	—	(0.1)

Total	$(41.2)	$(1.5)

Intersegment sales for the three months ended March 29, 2009 were $12.6 million for Business and General Aviation and $10.9 million for Customer Support. Intersegment sales for the three months ended March 30, 2008 were $51.4 million for Business and General Aviation and $12.1 million for Customer Support. The Trainer Aircraft segment does not have intersegment sales.

15. Guarantor Subsidiary Financial Information

Our obligation to pay principal and interest under certain debt instruments is guaranteed on a joint and several basis by certain guarantor subsidiaries. The guarantees are full and unconditional, and the guarantor subsidiaries are 100% owned by us. Non-guarantor subsidiaries consist primarily of foreign subsidiaries of HBAC, which are organized outside the United States of America.

The following unaudited condensed consolidating financial information presents Condensed Consolidating Statements of Financial Position as of March 29, 2009 and December 31, 2008; Condensed Consolidating Statements of Operations for the three months ended March 29, 2009 and the three months ended March 30, 2008; Condensed Consolidating Statements of Cash Flows for the three months ended March 29, 2009 and the three months ended March 30, 2008.

Elimination entries necessary to consolidate guarantor and non-guarantor subsidiaries have been included in the eliminations columns. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidating Statement of Financial Position

As of March 29, 2009

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets
Cash and cash equivalents	$65.8	$(0.1)	$6.6	$—	$72.3
Accounts and notes receivable, net	—	91.4	6.0	—	97.4
Intercompany receivables	—	13.2	1.3	(14.5)	—
Unbilled revenue	—	32.3	14.9	—	47.2
Inventories, net	—	1,893.8	7.1	—	1,900.9
Current deferred income tax asset	—	—	—	—	—
Prepaid expenses and other current assets	42.7	(25.4)	1.7	—	19.0

Total current assets	108.5	2,005.2	37.6	(14.5)	2,136.8

Property, plant and equipment, net	18.3	606.2	3.2	—	627.7
Investment in subsidiaries	2,477.2	—	—	(2,477.2)	—
Goodwill	—	599.6	—	—	599.6
Intangible assets, net	—	1,030.8	0.7	—	1,031.5
Non-current deferred income tax asset	—	—	—	—	—
Other assets, net	48.8	10.9	—	—	59.7

Total assets	$2,652.8	$4,252.7	$41.5	$(2,491.7)	$4,455.3

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt	$92.4	$—	$—	$—	$92.4
Current portion of industrial revenue bonds (receivable) payable	(76.8)	76.8	—	—	—
Advance payments and billings in excess of costs incurred	—	496.3	11.8	—	508.1
Accounts payable	12.4	305.0	5.4	(9.6)	313.2
Accrued salaries and wages	—	53.5	0.6	—	54.1
Current deferred income tax liability	29.8	—	—	—	29.8
Accrued interest payable	47.8	2.0	—	—	49.8
Other accrued expenses	(7.2)	266.1	8.0	—	266.9

Total current liabilities	98.4	1,199.7	25.8	(9.6)	1,314.3

Long-term debt	2,142.2	—	—	—	2,142.2
Industrial revenue bonds (receivable) payable	(292.5)	292.5	—	—	—
Intercompany loan	137.1	(142.6)	10.4	(4.9)	—
Accrued retiree benefits and other long-term liabilities	24.6	418.4	—	—	443.0
Non-current deferred income tax liability	—	12.8	—	—	12.8

Total liabilities	2,109.8	1,780.8	36.2	(14.5)	3,912.3

Total equity	543.0	2,471.9	5.3	(2,477.2)	543.0

Total liabilities and equity	$2,652.8	$4,252.7	$41.5	$(2,491.7)	$4,455.3

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidating Statement of Financial Position

As of December 31, 2008

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Assets
Current assets
Cash and cash equivalents	$370.9	$0.3	$6.4	$—	$377.6
Accounts and notes receivable, net	0.3	98.8	3.9	—	103.0
Intercompany receivables	—	14.6	2.1	(16.7)	—
Unbilled revenue	—	26.4	9.5	—	35.9
Inventories, net	—	1,773.3	9.0	—	1,782.3
Current deferred income tax asset	—	—	—	—	—
Prepaid expenses and other current assets	42.9	(12.0)	1.6	—	32.5

Total current assets	414.1	1,901.4	32.5	(16.7)	2,331.3

Property, plant and equipment, net	18.4	620.4	3.0	—	641.8
Investment in subsidiaries	2,499.6	—	—	(2,499.6)	—
Goodwill	—	599.6	—	—	599.6
Intangible assets, net	—	1,048.8	0.7	—	1,049.5
Non-current deferred income tax asset	29.5	(22.0)	—	—	7.5
Other assets, net	55.1	10.3	—	—	65.4

Total assets	$3,016.7	$4,158.5	$36.2	$(2,516.3)	$4,695.1

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt	$126.6	$—	$—	$—	$126.6
Current portion of industrial revenue bonds (receivable) payable	(76.8)	76.8	—	—	—
Advance payments and billings in excess of costs incurred	—	505.8	1.6	—	507.4
Accounts payable	67.0	346.0	3.3	(12.0)	404.3
Accrued salaries and wages	—	55.0	1.6	—	56.6
Current deferred income tax liability	29.2	—	—	—	29.2
Accrued interest payable	25.3	0.6	—	—	25.9
Other accrued expenses	(9.6)	274.5	15.4	—	280.3

Total current liabilities	161.7	1,258.7	21.9	(12.0)	1,430.3

Long-term debt	2,364.2	—	—	—	2,364.2
Industrial revenue bonds (receivable) payable	(292.5)	292.5	—	—	—
Intercompany loan	307.3	(312.0)	9.4	(4.7)	—
Accrued retiree benefits and other long-term liabilities	26.3	424.6	—	—	450.9
Non-current deferred income tax liability	—	—	—	—	—

Total liabilities	2,567.0	1,663.8	31.3	(16.7)	4,245.4

Total equity	449.7	2,494.7	4.9	(2,499.6)	449.7

Total liabilities and equity	$3,016.7	$4,158.5	$36.2	$(2,516.3)	$4,695.1

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidating Statement of Operations

Three Months Ended March 29, 2009

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Sales	$—	$560.8	$18.9	$(42.1)	$537.6
Cost of sales	—	510.5	16.2	(42.1)	484.6

Gross profit	—	50.3	2.7	—	53.0

Restructuring expenses	—	13.6	—	—	13.6
Selling, general and administrative expenses	0.2	51.1	1.2	—	52.5
Research and development expenses	—	28.1	—	—	28.1

Operating (loss) income	(0.2)	(42.5)	1.5	—	(41.2)

Intercompany interest expense (income), net	0.1	(0.1)	—	—	—
Interest expense (income), net	43.7	1.2	—	—	44.9
Gain on debt repurchase, net	(177.0)	—	—	—	(177.0)
Other expense (income), net	—	(0.3)	(0.4)	—	(0.7)
Equity loss in subsidiaries	42.5	—	—	(42.5)	—

Non-operating (income) expense, net	(90.7)	0.8	(0.4)	(42.5)	(132.8)

Income (loss) before taxes	90.5	(43.3)	1.9	42.5	91.6

Provision for income taxes	23.6	0.1	1.0	—	24.7

Net income (loss)	$66.9	$(43.4)	$0.9	$42.5	$66.9

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidating Statement of Operations

Three Months Ended March 30, 2008

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Sales	$—	$559.5	$20.6	$(3.6)	$576.5
Cost of sales	—	478.9	17.4	(3.6)	492.7

Gross Margin	—	80.6	3.2	—	83.8

Selling, general and administrative expenses	—	58.9	0.5	—	59.4

Research and development expenses	—	25.9	—	—	25.9

Operating (loss) income	—	(4.2)	2.7	—	(1.5)

Intercompany interest (income) expense, net	(0.1)	0.1	—	—	—
Interest expense (income), net	42.8	4.9	(0.1)	—	47.6
Other expense, net	—	—	0.2	—	0.2
Equity loss (income) in subsidiaries	7.5	—	—	(7.5)	—

Non-operating expense (income), net	50.2	5.0	0.1	(7.5)	47.8

(Loss) income before taxes	(50.2)	(9.2)	2.6	7.5	(49.3)

(Benefit from) provision for income taxes	(18.9)	—	0.9	—	(18.0)

Net (loss) income	$(31.3)	$(9.2)	$1.7	$7.5	$(31.3)

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidating Statement of Cash Flows

Three Months Ended March 29, 2009

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Net cash (used in) provided by operating activities	$(13.7)	$(158.6)	$1.1	$—	$(171.2)

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(10.9)	(1.4)	—	(12.3)
Additions to computer software	—	(0.4)	—	—	(0.4)
Proceeds from sale of property, plant and equipment	—	0.3	—	—	0.3

Net cash used in investing activities	—	(11.0)	(1.4)	—	(12.4)

Cash flows from financing activities:
Payment of notes payable	(80.2)	—	—	—	(80.2)
Debt repurchase	(41.0)	—	—	—	(41.0)
Net (repayments to) borrowings from Parent	(170.2)	169.2	1.0	—	—

Net cash (used in) provided by financing activities	(291.4)	169.2	1.0	—	(121.2)

Effect of exchange rates on cash and cash equivalents	—	—	(0.5)	—	(0.5)

Net (decrease) increase in cash and cash equivalents	(305.1)	(0.4)	0.2	—	(305.3)
Cash and cash equivalents at beginning of period	370.9	0.3	6.4	—	377.6

Cash and cash equivalents at end of period	$65.8	$(0.1)	$6.6	$—	$72.3

Hawker Beechcraft Acquisition Company, LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Hawker Beechcraft Acquisition Company, LLC

Condensed Consolidating Statement of Cash Flows

Three Months Ended March 30, 2008

(In millions)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Net cash (used in) provided by operating activities	$(234.4)	$50.9	$1.6	$—	$(181.9)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(0.7)	(8.5)	(0.9)	—	(10.1)
Additions to computer software	—	(0.8)	—	—	(0.8)

Net cash used in investing activities	(0.7)	(9.3)	(0.9)	—	(10.9)

Cash flows from financing activities:
Payment of notes payable	—	(42.3)	—	—	(42.3)

Net cash used in financing activities	—	(42.3)	—	—	(42.3)

Effect of exchange rates on cash and cash equivalents	—	—	0.1	—	0.1

Net (decrease) increase in cash and cash equivalents	(235.1)	(0.7)	0.8	—	(235.0)
Cash and cash equivalents at beginning of period	558.1	0.7	10.7	—	569.5

Cash and cash equivalents at end of period	$323.0	$—	$11.5	$—	$334.5

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of financial condition and results of operations for the three months ended March 29, 2009 and March 30, 2008 reflects the business of Hawker Beechcraft Acquisition Company, LLC (“HBAC” or “the company”).

The following discussion and analysis should be read in conjunction with the unaudited condensed consolidated financial statements, including the notes thereto, included elsewhere in this Quarterly Report on Form 10-Q and the audited consolidated financial statements, including the notes thereto, in the Annual Report on Form 10-K for the year ended December 31, 2008.

Cautionary Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.

Our Company

We are a leading designer and manufacturer of business jet, turboprop and piston aircraft. We are also the sole source provider of the primary military trainer aircraft to the U.S. Air Force and the U.S. Navy. We deliver our products to a diverse customer base, including corporations, fractional and charter operators, governments and individuals throughout the world. We provide parts, maintenance and flight support services through an extensive network of service centers in 27 countries to an estimated installed fleet of more than 37,000 aircraft.

Our operations are divided into three segments—Business and General Aviation, Trainer Aircraft and Customer Support. The Business and General Aviation segment designs, develops, manufactures, markets and sells commercial and specially modified general aviation aircraft, as well as manufactures and provides aircraft parts to our Trainer Aircraft and Customer Support segments. The Business and General Aviation segment also sells used general aviation aircraft which may be received as a trade-in during a new aircraft sales transaction. The Trainer Aircraft segment designs, develops, manufactures, markets and sells military training aircraft. The Customer Support segment provides aftermarket parts and service support for our installed fleet of aircraft worldwide.

We operate in the global general aviation industry, which experienced strong growth from 2003 through early 2008. Beginning in the latter half of 2008, the industry experienced declining demand as part of an overall weakening global economy. We continue to believe that our existing aircraft portfolio and planned derivative upgrades position us well within this market; however, we anticipate that we, and the business and general aviation industry as a whole, will experience significantly declining demand during 2009.

The general aviation industry has historically been a cyclical industry impacted by many factors, including the condition of the U.S. and global economies, the exchange rate of the U.S. dollar compared to other currencies, corporate profits and geo-political events. Historically, the general aviation industry has lagged behind changes in general economic conditions and corporate profit trends. As the current general economic environment has deteriorated, new order activity has declined, and order cancellations have increased. Consequently, while we believe that our backlog of $7.3 billion at March 29, 2009 continues to demonstrate solid market acceptance of our products, we do not believe 2009 new orders will reach recent year levels and expect backlog and customer deposits to decline in 2009.

Our Customer Support segment is also impacted by the general economic environment that has affected the general aviation industry; however, historically, the impact on this segment of our business has not been as significant as the impact on our Business and General Aviation segment. In addition to general market conditions, our Customer Support business is influenced by the size and age of the installed fleet of aircraft, our customers’ aircraft usage patterns and the overall maintenance requirements for our aircraft.

Our Trainer Aircraft segment is less susceptible to changes in economic conditions and provides us with a more stable and recurring source of revenue. Sales in this segment are principally generated by U.S. and foreign government and defense spending. Decreases or reprioritization of such spending could affect the financial performance of this segment.

In performance of our annual impairment test of goodwill and indefinite-lived intangible assets during the fourth quarter of 2008, we determined those assets were not impaired as of December 31, 2008. We have monitored events and market conditions during the quarter ended March 29, 2009 and determined there were no triggering events requiring additional impairment testing. However, if there was a significant downturn in our business, we could incur material impairment charges in future periods.

Recent Events Affecting our Results

During the three months ended March 29, 2009, we purchased, at a significant discount, $222.0 million of our debt securities, realizing a net gain of $177.0 million. We purchased $128.0 million of our Senior Fixed Rate Notes, $14.6 million of our Senior PIK-election Notes and $79.4 million of our Senior Subordinated Notes, paying an aggregated total of $41.0 million. The net gain includes a $4.0 million charge to reduce the carrying value of deferred debt issuance costs for the portion related to the notes purchased. We also paid $8.9 million in accrued but previously unpaid interest on the notes purchased.

On March 30, 2009, we notified holders of our Senior PIK-election Notes that we had elected to pay the October 2009 semi-annual interest payment on our Senior PIK-election Notes by increasing the principal value of the notes rather than by paying in cash. Such elections are available to the Company for each semi-annual interest period through April 1, 2011.

On January 20, 2009, we resumed deliveries of the T-6A Texan II (“T-6A”) military trainer. Deliveries had been suspended since June 6, 2008 pending resolution of quality issues with a supplier’s component.

In February 2009, we announced work force reductions as a result of anticipated reduced aircraft production rates due to the weakness in the overall economy and decreased demand in the general aviation industry. During the three months ended March 29, 2009, we recorded a charge of $13.6 million related to the estimated severance costs as a result of the work force reductions. On April 14, 2009, we notified our employees of likely further reductions in production volumes and in the size of our work force. The extent of the work force reductions is not yet quantified; however, we anticipate concluding our analysis of the necessary actions in the coming weeks.

Results of Operations

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Sales	$537.6	$576.5
Cost of sales	484.6	492.7

Gross profit	53.0	83.8

Restructuring expenses	13.6	—
Selling, general and administrative expenses	52.5	59.4
Research and development expenses	28.1	25.9

Operating loss	(41.2)	(1.5)

Interest expense	45.4	51.4
Interest income	(0.5)	(3.8)
Gain on debt repurchase, net	(177.0)	—
Other (income) expense, net	(0.7)	0.2

Non-operating (income) expense, net	(132.8)	47.8

Income (loss) before taxes	91.6	(49.3)
Provision for (benefit from) income taxes	24.7	(18.0)

Net income (loss)	$66.9	$(31.3)

Three Months Ended March 29, 2009 as Compared to the Three Months Ended March 30, 2008

Sales. As detailed in the table below, sales were $537.6 million for the three months ended March 29, 2009 compared to $576.5 million during the three months ended March 30, 2008.

Sales

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Business and General Aviation	$376.5	$425.0
Trainer Aircraft	80.8	77.3
Customer Support	103.8	137.7
Eliminations	(23.5)	(63.5)

Total	$537.6	$576.5

The $48.5 million decrease in Business and General Aviation sales is attributable to reduced aircraft deliveries as reflected in the aircraft unit delivery table below, as well as lower sales of parts to the Customer Support segment.

	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Business and General Aviation
New Aircraft Deliveries
Hawker 4000	1	—
Hawker 900XP	5	6
Hawker 800XP/850XP	1	2
Hawker 750	5	—
Hawker 400XP	—	3
Premier	3	9
King Airs	29	29
Pistons	13	23

Total	57	72

Sales in the Trainer Aircraft segment are principally comprised of revenue on the Joint Primary Aircraft Training System (“JPATS”) contract with the U.S. Government. Revenue is recognized on this contract using the cost-to-cost method to measure progress towards completion. Accordingly, the majority of Trainer Aircraft segment sales, including estimated earned gross margin, are recognized as costs are incurred. Program cost in any period is impacted by the number of aircraft in production as well as support provided for the Contractor Operated and Maintained Base Supply (“COMBS”) and Ground Based Training Systems (“GBTS”) elements of our contracts with the U.S. Government. The $3.5 million increase in segment revenue is due to increased production volumes in support of resumed deliveries of the T-6A.

Customer Support segment sales are principally comprised of the sale of spare parts and maintenance services to existing aircraft operators. The $33.9 million decrease in segment sales was primarily due to the sale of fuel and line operations in late 2008.

Operating Income. As detailed in the table below, operating loss was $41.2 million for the three months ended March 29, 2009 compared to an operating loss of $1.5 million for three months ended March 30, 2008. A large majority of the decline was in the Business and General Aviation segment which was impacted by decreased delivery volume, charges associated with used aircraft valuations and mark-to-market adjustments on foreign currency derivatives as well as a significant majority of the $13.6 million charge to record the estimated severance costs related to the work force reductions announced during the period.

Operating (Loss) Income

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Business and General Aviation	$(60.2)	$(24.5)
Trainer Aircraft	0.9	4.3
Customer Support	18.1	18.8
Eliminations	—	(0.1)

Total	$(41.2)	$(1.5)

Business and General Aviation segment operating loss was $60.2 million for the three months ended March 29, 2009 compared to an operating loss of $24.5 million for the three months ended March 30, 2008. During the three months ended March 29, 2009, the segment recorded a $25.3 million charge to reduce the carrying value of used aircraft inventory to current market values and a $16.1 million charge related to mark-to-market adjustments on foreign currency forward contracts no longer designated as cash flow hedges because the underlying purchase volumes are no longer expected to occur. In addition, $12.6 million of the total severance charge recorded during the three months ended March 29, 2009 related to this segment. Partially offsetting these declines was an $18.4 million charge related to early production Hawker 4000 units recorded during the three months ended March 30, 2008 for which there was no comparable charge in the current period.

Trainer Aircraft segment operating income was $0.9 million for the three months ended March 29, 2009 compared to $4.3 million for the three months ended March 30, 2008. The reduction is primarily due to increased research and development costs associated with development of derivatives of the T-6 aircraft as well as smaller profit adjustments on the JPATS program during the period. The use of the cost-to-cost method of revenue recognition causes gross margin to be recognized based on management’s estimate of total contract revenue and total contract cost at completion. As estimates are updated, any impact on revenue and gross margin as a result of the change in estimate is reflected in current earnings on a cumulative catch-up basis. Favorable cumulative catch-up adjustments of $2.2 million were recorded during the three months ended March 30, 2008, compared to $1.5 million during the three months ended March 29, 2009.

Customer Support segment operating income was $18.1 million for the three months ended March 29, 2009 compared to $18.8 million for the three months ended March 30, 2008. Continued efficiencies within the parts distribution operation offset the operating income reduction caused by the sale of the fuel and line operations during late 2008.

Selling, general, and administrative expense totaled $52.5 million, or 9.8% of sales, for the three months ended March 29, 2009 compared to $59.4 million, or 10.3% of sales, for the three months ended March 30, 2008. The decrease was primarily related to lower Business and General Aviation segment selling expense as a result of decreased sales activity.

Research and development expense was $28.1 million for the three months ended March 29, 2009 compared to $25.9 million for the three months ended March 30, 2008. The increase is largely attributable to work on T-6 derivative products. Our research and development efforts continue to be directed towards a derivative aircraft strategy as well as ongoing certification activities related to the Hawker 4000.

Non-operating Income/Expense, net. Net non-operating income was $132.8 million for the three months ended March 29, 2009 compared to a net non-operating expense of $47.8 million for the three months ended March 30, 2008. Essentially all of the change is due to the $177.0 million net gain associated with the previously discussed purchase, at a significant discount, of $220.0 million of our debt securities. The remainder of net non-operating expense is comprised of interest expense associated with our debt. The debt repurchases will reduce interest expense in future periods.

Provision for Income Taxes. During the three months ended March 29, 2009, we purchased $220.0 million of our outstanding debt, realizing a net gain of $177.0 million. The $177.0 million gain was treated as discretely affecting the first quarter tax provision as opposed to being included in the effective annual tax rate. See Note 9 to the financial statements for additional information.

The estimated annual effective tax rate for the three months ended March 29, 2009, excluding the impact of cancellation of indebtedness income discussed above, was negative 28.9%. The effective tax rate for the three months ended March 29, 2009 was 27.0%, which includes the impact of the discrete item. The effective tax rate for the three months ended March 30, 2008 was 36.5%. The decline in the effective tax rate was due to the full valuation allowance recorded on our net deferred tax assets at December 31, 2008. The valuation allowance affects our current tax provision and effective tax rate by deferring tax benefits until management determines we have sufficient positive evidence related to sources of future taxable income to recognize those benefits.

Cash Flow Analysis

The following table illustrates sources and uses of funds:

(In millions)	Three Months Ended March 29, 2009	Three Months Ended March 30, 2008
Net cash used in operating activities	$(171.2)	$(181.9)
Net cash used in investing activities	(12.4)	(10.9)
Net cash used in financing activities	(121.2)	(42.3)
Effect of exchange rates on cash and cash equivalents	(0.5)	0.1

Net decrease in cash and cash equivalents	$(305.3)	$(235.0)

Three Months Ended March 29, 2009. Net cash used in operating activities was $171.2 million. The net cash consumed was primarily due to increases in inventory associated with the reduced delivery volumes as well as reductions in customer deposits associated with a decline in new orders. In addition, accounts payable balances decreased significantly as amounts due vendors associated with higher activity in late 2008 were paid early in 2009.

Net cash used in investing activities of $12.4 million related primarily to capital expenditures for tooling in our Business and General Aviation segment and facilities improvements in our Customer Support segment.

Net cash used in financing activities of $121.2 million represents payments on notes payable used to finance engine purchases as well as the cash used to purchase the Company’s debt securities as previously discussed.

Three Months Ended March 30, 2008. Net cash used in operating activities was $181.9 million. The net cash consumed was primarily due to an increase in inventory in connection with increased build rates and the delay in Hawker 4000, Hawker 900XP, and Hawker 750 deliveries and the ongoing reduction in JPATS advance payments. Operating cash flow was positively affected by a financing arrangement created in 2007 with a third party that extends payment terms for engine purchases in exchange for short-term promissory notes and by an improvement in commercial aircraft deposits received.

Net cash used in investing activities of $10.9 million included capital expenditures of $10.1 million primarily related to tooling, facilities improvements and equipment used in the manufacturing process and additions to computer software of $0.8 million.

Net cash used in financing activities of $42.3 million during the three months ended March 30, 2008 represents payments on notes payable used to finance engine purchases.

Liquidity and Capital Resources

Our principal sources of liquidity consist of cash generated by operations and borrowings under our revolving credit facility.

In connection with the Acquisition, we issued $1,100.0 million of notes, including $400.0 million of 8.5% Senior Fixed Rate Notes due April 1, 2015, $400.0 million of 8.875%/9.625% Senior PIK-Election Notes due April 1, 2015 and $300.0 million of 9.75% Senior Subordinated Notes due April 1, 2017. In February 2008, we exchanged these notes for new notes with identical terms, except that the new notes have been registered under the Securities Act of 1933 (the “Securities Act”) and do not bear restrictions on transferability mandated by the Securities Act or certain penalties for failure to file a registration statement relating to the exchange.

In addition, in connection with the Acquisition, we entered into senior secured credit facilities totaling $1,810.0 million, consisting of a $1,300.0 million term loan drawn at the close of the Acquisition, an undrawn $400.0 million revolving credit facility and a $110.0 million synthetic letter of credit facility. In March 2008, we reduced the synthetic letter of credit facility to $75.0 million based on our expected needs in the future. In December 2008, we amended the credit agreement to allow us to prepay, up to a maximum of $300.0 million, the secured term loan at a discount price to par to be determined pursuant to certain auction procedures. The prepayments may be financed with cash, if we meet certain conditions set forth in the amendment, including a $400.0 million minimum liquidity requirement (which amount includes cash and cash equivalents and any amounts available to be drawn under the revolving credit facility). Such prepayments may not be made from the proceeds of loans drawn under the revolving credit facility. The prepayments may also be financed with the proceeds of certain equity contributions from Hawker Beechcraft, Inc., our parent company. Under the terms of the amendment, any such prepayments will reduce the amount of the secured term loan outstanding and payable on the final maturity date. Additionally, we agreed to pay to each lender that consented to the adoption of the amendment prior to a specified deadline, a non-refundable consent fee in an amount equal to 0.025% of the aggregate of such lender’s loans, loan commitments and other participations outstanding under the credit agreement as of the effective date of the amendment.

On September 15, 2008, Lehman Brothers Holdings, Inc. (“Lehman”) filed for bankruptcy. One of Lehman’s subsidiaries, Lehman Brothers Commercial Bank, has a $35.0 million commitment in the Company’s $400.0 million revolving credit facility. Accordingly, we do not expect Lehman Brothers Commercial Bank to fulfill its funding obligations under the Company’s revolving credit facility.

As previously discussed, during the three months ended March 29, 2009, we purchased, at a significant discount, $128.0 million of our Senior Fixed Rate Notes, $14.6 million of our Senior PIK-election Notes and $79.4 million of our Senior Subordinated Notes.

The indentures governing the notes and the credit agreement governing our senior secured credit facilities contain a number of covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. The restrictions these covenants place on us include limitations on our ability to:

•	incur indebtedness or issue disqualified stock or preferred stock;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investments or acquisitions;

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions;

•	restrict dividends or other payments to us;

•	guarantee indebtedness;

•	engage in transactions with affiliates; and

•	consolidate, merge or transfer all or substantially all of our assets.

We have substantial indebtedness. As of March 29, 2009, our total indebtedness was $2,234.6 million, including $79.4 million of short-term obligations payable to a third party under a financing arrangement. We also had an additional $400.0 million available for borrowing under our revolving credit facility, subject to the expected $35.0 million reduction in availability due to the Lehman bankruptcy discussed above, as well as up to $75.0 million of available letter of credit issuances under a synthetic letter of credit facility. In addition, our senior PIK-election notes permit us to pay interest by increasing the principal amount thereunder (“PIK-interest”) rather than paying cash interest through April 1, 2011. If we were to elect to pay PIK-interest for all periods in which we have the option, we will incur indebtedness in an amount equal to the PIK-interest. On March 30, 2009, we notified our noteholders that we had elected to pay the October 2009 semi-annual interest payment on our Senior PIK-election Notes by increasing the principal value of the notes rather than by paying in cash.

As of March 29, 2009, we continue to be in full compliance with all covenants contained in our debt agreements.

As of March 29, 2009 we had $72.3 million of cash and cash equivalents and no amounts were outstanding under the revolving credit facility. Since that date, we have fully drawn the $365.0 million available under the revolving credit facility and, as of May 4, 2009 had $299.0 million of cash and cash equivalents on hand, including amounts drawn under the revolving credit facility and no further availability under our revolving credit facility. Concurrently with the filing of this report, we announced the commencement of a tender offer to purchase a portion of our outstanding Senior Notes and Senior Subordinated Notes for an aggregate purchase price of up to $100.0 million not including any accrued but unpaid interest. We have reserved the right to increase the maximum amount of Senior Notes and Senior Subordinated Notes purchased in the tender offer. We intend to fund the purchase of the Senior Notes and Senior Subordinated Notes from cash and cash equivalents on hand, which includes amounts previously drawn under our revolving credit facility. Following the completion of the tender offer, we intend to evaluate our future balance sheet management plans, which could include any combination of repayment of drawings under our revolving credit facility, prepayment of our term loan, additional repurchases of notes, either through open market repurchases or one or more tender offers, strategic acquisitions or other investments in our business. Our management believes that our cash on hand and cash from operations will be sufficient to meet our cash requirements for the next twelve months after considering the impact of the planned tender offer.

Seasonality

In recent years, a significant portion of our Business and General Aviation aircraft deliveries have occurred during the second half of the year. Given the long lead time involved in the production of aircraft, it is necessary to build aircraft throughout the year in support of the higher second half delivery volume. As a result, our working capital levels typically rise during the first three quarters of the year and are reduced significantly during the fourth quarter. Any disruptions to our business or delivery schedule during the second half of the year could have a disproportionate effect on our full-year financial operating results.

Backlog

Orders for general aviation aircraft are included in backlog upon receipt of an executed contract. Orders from the U.S. and foreign governments are included in backlog upon receipt of an executed contract up to the authorized funding limit. Our backlog was $7.3 billion at March 29, 2009 and includes significant orders with NetJets® Inc. and the U.S. Government.

Off-Balance Sheet Arrangements

We use customary off-balance sheet arrangements, such as operating leases and letters of credit, in the normal course of our business. We may, from time to time, instruct banks to issue letters of credit on our behalf to support cash deposits and to guarantee the performance of our contractual obligations. None of the arrangements has or is likely to have a material effect on our financial condition, results of operations or liquidity. See Note 13 to the unaudited condensed consolidated financial statements for additional information.

Summary of Critical Accounting Policies

For a discussion of our critical accounting policies, refer to “Summary of Critical Accounting Policies” in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

Recent Accounting Pronouncements

See Note 2 to the unaudited condensed consolidated financial statements for a discussion of Recent Accounting Pronouncements.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

There has been no material change in our exposure to market risk during the three months ended March 29, 2009. For a discussion of our exposure to market risk, refer to Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated our disclosure controls and procedures as of March 29, 2009. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed by us in the reports filed under the Securities Exchange Act of 1934 is (i) recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and (ii) accumulated and communicated to management, including the Chief Executive Officer and the Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There were no changes in our internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting during the last fiscal quarter.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings

We are from time to time subject to, and are presently involved in, litigation or other legal proceedings arising in the ordinary course of business. We are a defendant in a number of product liability lawsuits with respect to accidents involving our aircraft that allege personal injury and property damage and seek substantial recoveries, including, in some cases, punitive and exemplary damages. We maintain partial insurance coverage against such claims at a level determined by management to be prudent (see Note 13 to the unaudited condensed consolidated financial statements). In addition, Raytheon retained all product liability claims arising from incidents occurring after April 1, 2001 until March 25, 2007. We cannot predict the outcome of these matters or whether Raytheon will uphold its indemnity obligations (see Item 1A, “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008). We are at risk of losses and adverse publicity stemming from any accident involving aircraft for which we hold design authority. The outcome of litigation in which we have been named as a defendant is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations or liquidity.

In July 2007, the FAA informed us that it had initiated an investigation concerning compliance by one of our suppliers with part specifications involving our T-6A trainers and certain special mission King Air aircraft sold to the U.S. Government. HBAC cooperated with the FAA investigation and conducted its own supplier quality audits. HBAC believes the alleged non-compliance condition does not impact safety of flight. On June 17, 2008, the U.S. Attorney’s Office for the District of Kansas notified us that the FAA had referred a civil penalty matter arising out of its investigation to the U.S. Attorney’s Office for enforcement. According to the U.S. Attorney’s Office, the FAA had recommended fines against HBAC of at least $2.5 million arising out of the alleged supplier non-conformance and HBAC’s alleged quality oversight of the supplier. We do not believe any resulting civil penalty would be material to our financial condition, results of operations or liquidity.

On June 28, 2008, the U.S. Attorney’s Office sent notice to us that it was investigating whether HBAC’s alleged conduct violated the civil False Claims Act (“FCA”) arising from the same facts as the FAA proceeding described above. The investigation was focused on the alleged supplier non-conformance with specifications and HBAC’s alleged inadequate quality control over the supplier’s manufacturing process on certain T-6A and King Air aircraft delivered to the government. HBAC cooperated with the government’s investigation. On March 26, 2009, the United States Attorney’s Office for the District of Kansas filed a Notice in the United States District Court for the District of Kansas informing the Court that the United States declined to intervene in a qui tam lawsuit relating to the FCA investigation. The U.S. Attorney’s Notice to the Court further asserted that the government retains the right to intervene in the FCA qui tam action and that no settlement of that action can occur without the government’s consent. The Court directed that the Second Amended Complaint in the qui tam lawsuit be unsealed. On April 13, 2009, the qui tam relators filed a Third Amended Complaint. The qui tam lawsuit, United States ex rel. Minge, et al. v. Turbine Engine Components Technologies Corporation, et al., No. 07-1212-MLB (D. Kan.), alleges FCA causes of action against HBAC (and its predecessor, Raytheon Aircraft Company). The lawsuit also alleges FCA causes of action, retaliation causes of action, and a tort cause of action against TECT Aerospace Wellington, Inc. (an HBAC supplier) and various affiliates of TECT. The Third Amended Complaint does not quantify the damages alleged against HBAC. Under the FCA, the government can recover treble damages suffered by the government plus civil penalties of up to $11,000 for each false claim. An adverse judgment under the FCA can also subject HBAC to suspension or debarment of future government business. The matter is now pending.

On April 7, 2009, Airbus UK Ltd. (“Airbus”) filed a Request for Arbitration (“RFA”) with the International Chamber of Commerce in Paris initiating proceedings against HBAC. In the RFA, Airbus alleges that HBAC breached its obligations under the Airframe Purchase and Support Agreement dated August 19, 1998 between Airbus and HBAC. More particularly, Airbus claims that it and HBAC reached agreement in April of 2008 for HBAC to purchase increased volumes of fuselages, wings, track kits and spare parts (collectively the “shipsets”) in the 2008 to 2010 time frame. Airbus further alleges that beginning in late 2008, HBAC unilaterally reduced the number of shipsets that it would purchase in breach of its contractual obligations. Airbus further alleges that it made substantial investments to expand its production capacity at the urging of HBAC and in reliance on alleged commitments from HBAC to make the claimed expanded volume of purchases. Airbus claims damages in an amount in excess of 40 million pounds sterling. HBAC expects to file its Answer to the RFA in the middle of May, 2009. HBAC denies the material allegations of the RFA and will vigorously contest Airbus’s claims.

Similar to other companies in our industry, we receive requests for information from government agencies in connection with their regulatory or investigational authority in the ordinary course of business. Such requests can include subpoenas or demand letters for documents to assist the government in audits or investigations. We review such requests and notices and take appropriate action.

Item 1A.	Risk Factors

In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which could materially affect our business, financial position or results of operations. There have been no material changes to the risk factors previously disclosed in our 2008 Annual Report on Form 10-K.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

Not applicable.

Item 3.	Defaults Upon Senior Securities

Not applicable.

Item 4.	Submission of Matters to a Vote of Security Holders

Not applicable.

Item 5.	Other Information

On May 1, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Hawker Beechcraft, Inc. adopted the final 2009 Management Incentive Plan. The plan provides a target award for each of our named executive officers based on a percentage of their salary. The target award level for Mr. Boisture is specifically set forth in his employment agreement. For our other named executive officers, individual award targets are based on the executive’s position within the organization and are approved by the Board of Directors. The individual target awards for 2009 are:

Name	Percentage of Salary Payable at Target Award Level
William W. Boisture, Jr.	100
Sidney E. Anderson	75
Giap Thanh Nguyen	60
Bradley A. Hatt	50
Sharad B. Jiwanlal	50

For executive officers, the plan provides for award payments based on the achievement of certain corporate financial performance measures and certain non-financial results. The corporate financial performance measures that will be utilized in 2009 are the following (the weighting of the measure is indicated in parentheses): (i) Net Bookings plus Budgeted Margin (15%), (ii) EBITDA (25%), (iii) Adjusted Free Cash Flow (12.5%), (iv) Quarter-end Cash-on-Hand Balance Achievement (3.125% per quarter, 12.5% for the year) and (v) H4000 Deliveries in 2009 (15%). In determining the actual bonus earned, the value assigned, based on the level of achievement, for the financial measures described in (i), (ii) and (iii) ranges from 90% to 125% of the target weighting, and, for the financial measure described in (v), ranges from 73% to 100% of the target weighting. For the financial measure described in (iv), the value assigned to the measure is either 0% or 100% of the target weighting based on the whether the goal is achieved. In each case, no value is assigned if the threshold goal for the measure is not met.

The corporate non-financial measures that will be utilized in 2009 are the following (the weighting of the measure is indicated in parentheses): (i) Complete EIS T6B (1.7%), (ii) Complete EIS KA350i (1.7%), (iii) ATS DEMO First Flight in Q4 2009 (1.7%), (iv) PII First Flight in Q4 2009 (1.7%), (v) Achieve Part 23 Organization Development Authority from FAA (1.3%), (vi) Complete NetJets Europe STC (.3%) and (vii) Obtain FAA approval of an Amendment 102 extension request (for H4000) for an achievable compliance and field retrofit schedule and have a solution(s) identified and approved by December 31, 2009 (1.6%). For each such non-financial measure, the value assigned to the measure is either 0% or 100% of the target weighting, with no value assigned if the goal for the measure is not met and 100% assigned if the goal is met. In addition, 10% of each executive officer’s bonus will be dependent upon Discrete Segment / Function metrics that will be developed for the executive and the value assigned to the measure ranges from 90% to 100% of the target weighting, with no value assigned if the threshold goal for the measure is not met.

With the exception of Mr. Boisture, whose maximum bonus payouts is equivalent to 200% of his target award pursuant to the terms of his Employment Agreement, the maximum payout for each executive officer under the Management Incentive Plan is equivalent to 113% of their target award. The actual percentage amount of target bonus earned by each individual is determined based on the level of achievement of the financial and non-financial metrics described above and the weighting applied to each measure. For each named executive officer, with the exception of Mr. Boisture, the percentage fixed by achievement of these financial and non-financial measures will make up 100% of the individual’s final bonus payout under the Management Incentive Plan. For Mr. Boisture, the performance goals and the levels of performance that will determine the amount of his bonus in excess of the target amount will be established by the Company in the second quarter.

Item 6.	Exhibits

Exhibit Number	Description
4.1**	Trustee Notice, dated as of March 30, 2009, regarding PIK interest election for interest period beginning April 1, 2009.

10.1**	*Employment Agreement, dated as of March 23, 2009, by and between Hawker Beechcraft Corporation and Worth W. Boisture, Jr.

10.2**	*Stock Purchase Agreement, dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.3**	*Joinder Agreement, dated as of March 23, 2009, between Worth W. Boisture, Jr. and Hawker Beechcraft, Inc.

10.4**	*Restricted Stock Unit Agreement, dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.5**	*Nonqualified Stock Option Agreement (Time-Vesting), dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.6**	*Nonqualified Stock Option Agreement (Performance-Vesting Type A), dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.7**	*Nonqualified Stock Option Agreement (Performance-Vesting Type B), dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

31.1.1**	Certifications of the Principal Executive Officer of Hawker Beechcraft Acquisition Company, LLC.

31.1.2**	Certifications of the Principal Executive Officer of Hawker Beechcraft Notes Company.

31.1.3**	Certifications of the Principal Financial Officer of Hawker Beechcraft Acquisition Company, LLC.

31.1.4**	Certifications of the Principal Financial Officer of Hawker Beechcraft Notes Company.

32.1.1**	Certification of the Principal Executive Officer of Hawker Beechcraft Acquisition Company, LLC.

32.1.2**	Certification of the Principal Executive Officer of Hawker Beechcraft Notes Company.

32.1.3**	Certification of the Principal Financial Officer of Hawker Beechcraft Acquisition Company, LLC.

32.1.4**	Certification of the Principal Financial Officer of Hawker Beechcraft Notes Company.

*	Management contract, compensatory plan or arrangement required to be filed as an exhibit to this form.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:	Hawker Beechcraft, Inc., its Sole Member

By:	/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ James D. Knight
James D. Knight, Vice President and Controller
(Principal Accounting Officer)

Date: May 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ James D. Knight
James D. Knight
(Principal Accounting Officer)

Date: May 5, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1**	Trustee Notice, dated as of March 30, 2009, regarding PIK interest election for interest period beginning April 1, 2009.

10.1**	*Employment Agreement, dated as of March 23, 2009, by and between Hawker Beechcraft Corporation and Worth W. Boisture, Jr.

10.2**	*Stock Purchase Agreement, dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.3**	*Joinder Agreement, dated as of March 23, 2009, between Worth W. Boisture, Jr. and Hawker Beechcraft, Inc.

10.4**	*Restricted Stock Unit Agreement, dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.5**	*Nonqualified Stock Option Agreement (Time-Vesting), dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.6**	*Nonqualified Stock Option Agreement (Performance-Vesting Type A), dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

10.7**	*Nonqualified Stock Option Agreement (Performance-Vesting Type B), dated as of March 23, 2009, between Hawker Beechcraft, Inc. and Worth W. Boisture, Jr.

31.1.1**	Certifications of the Principal Executive Officer of Hawker Beechcraft Acquisition Company, LLC.

31.1.2**	Certifications of the Principal Executive Officer of Hawker Beechcraft Notes Company.

31.1.3**	Certifications of the Principal Financial Officer of Hawker Beechcraft Acquisition Company, LLC.

31.1.4**	Certifications of the Principal Financial Officer of Hawker Beechcraft Notes Company.

32.1.1**	Certification of the Principal Executive Officer of Hawker Beechcraft Acquisition Company, LLC.

32.1.2**	Certification of the Principal Executive Officer of Hawker Beechcraft Notes Company.

32.1.3**	Certification of the Principal Financial Officer of Hawker Beechcraft Acquisition Company, LLC.

32.1.4**	Certification of the Principal Financial Officer of Hawker Beechcraft Notes Company.

*	Management contract, compensatory plan or arrangement required to be filed as an exhibit to this form.
**	Filed herewith.

Exhibit 4.1

March 30, 2009

Mr. George Kubin

Vice President

Deutsche Bank National Trust Company

222 South Riverside Plaza, 25th Floor

Chicago, IL 60606

Attention: Corporate Trust Administration

Fax: 312 537 1009

Subject: Hawker Beechcraft Acquisition Company LLC Senior PIK Election Note

              dated March 26, 2007

Dear Mr. Kubin,

Pursuant to clause 1 of the Subject Note, we hereby notify you of our election to pay PIK interest for the entire amount of interest due for the interest period beginning April 1, 2009.

Sincerely,

/s/ George M. Sellew

George M. Sellew

Vice President and Treasurer

Hawker Beechcraft Acquisition Company LLC

101 S. Webb Road

Wichita, KS 67201-0085

Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of March 23, 2009 (the “Employment Agreement”), by and between Hawker Beechcraft Corporation, a Kansas corporation (the “Company”), and Worth W. Boisture, Jr. (the “Executive”).

WHEREAS, the Company desires to employ the Executive as Chief Executive Officer of the Company and wishes to acquire and be assured of his services on the terms and conditions hereinafter set forth; and

WHEREAS, the Executive desires to be employed by the Company as Chief Executive Officer of the Company and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

Section 1. Employment.

1.1. Term. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in each case pursuant to this Employment Agreement, for a period commencing on the date hereof (such date, the “Effective Date”) and ending on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the termination of the Executive’s employment in accordance with Section 3 hereof (the “Term”). The Term shall be subject to extension by mutual agreement between the parties.

1.2. Duties. During the Term, the Executive shall serve as the Company’s Chief Executive Officer and such other positions as an officer or director of the Company and such affiliates of the Company as the Executive and the board of directors of the Company (the “Board”) shall mutually agree from time to time, and shall report directly to the Board. In his position of Chief Executive Officer, the Executive shall have all authorities customary for the Chief Executive Officer of the Company’s size and nature, plus such additional duties, consistent with the foregoing, as the Board may reasonably assign. The principal place of employment, and principal office, shall be the Company’s headquarters in Wichita, Kansas. During the term, the Executive shall serve as a member of the Board.

1.3. Exclusivity. During the Term, the Executive shall devote substantially all of his business time and efforts to the performance of his duties, shall faithfully serve the Company, and shall in all material respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board. During the Term, the Executive may, only to the extent not interfering with his duties at the Company, (i) serve on a reasonable number of boards (with service on boards of for-profit entities being subject to the prior written approval of the Board in its sole discretion); (ii) engage in educational, charitable and civic activities; (iii) accept and fulfill a reasonable number of speaking engagements; and (iv) manage his personal investments and affairs. Without limiting the generality of the foregoing, prior to the Effective Date, the Executive shall have terminated all consulting arrangements he may have with any other person or entity.

Section 2. Compensation.

2.1. Salary. As compensation for the performance of the Executive’s services hereunder, during the Term, the Company shall pay to the Executive a salary at an annual rate of Six Hundred and Thirty Thousand dollars ($630,000) payable in accordance with the Company’s standard payroll policies (the “Base Salary”). The Base Salary will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion.

2.2. Annual Bonus. For each completed calendar year occurring during the Term, the Executive shall be eligible for potential awards of additional compensation (the “Annual Bonus”) to be based upon such objectively determinable Company performance criteria for each such calendar year as determined by the Board in consultation with the Executive. The Executive’s target Annual Bonus opportunity for each calendar year that ends during the Term shall equal one hundred percent (100%) of the Base Salary (the “Target Annual Bonus Opportunity”) (which shall be pro-rated for any calendar year not falling entirely within the Term, but will in no event be less than $475,000 for 2009 (the “2009 Minimum Bonus”)). The maximum bonus payable shall be equal to two hundred percent (200%) of the Base Salary, similarly pro-rated. The amount paid depends on the extent to which objective “target” and/or “stretch” performance goals, set annually by the Board in consultation with the Executive, are achieved or exceeded. The objective “target” and/or “stretch” performance goals shall be set by the Board for 2009 by May 23, 2009 and for all years thereafter by February 15th. The Annual Bonus shall be paid within two and a half (2 1/2) months of the end of the calendar year. The Annual Bonus shall be payable in cash; provided, however, that with the Executive’s consent, up to 50% of the Annual Bonus may be payable in Common Stock (as defined below).

2.3. Equity. The Executive shall be entitled to and agrees to purchase and/or receive certain equity interests in the Hawker Beechcraft, Inc., a Delaware corporation (“HBI”), as described below.

(a) Equity Purchase. On the Effective Date, the Executive shall be granted the right to purchase 43,750 shares of common stock of HBI, par value $.01 per share (the “Common Stock”), at a price of $8 per share and the Executive hereby agrees to purchase such shares within twenty (20) days after the Effective Date. The terms and conditions of such purchases shall be pursuant to the Stock Purchase Agreement between the Executive and HBI substantially in the form attached hereto as Exhibit A.

(b) Restricted Stock Unit Grant. Effective upon the Effective Date, the Company will grant to the Executive restricted stock units in respect of 125,000 shares of Common Stock (the “RSUs”). Subject to the Executive’s continued employment with the Company, the RSUs shall vest and become non-forfeitable at the rate of twenty percent (20%) per year, commencing on the first anniversary of the Effective Date; provided, that an additional

2

twenty percent (20%) of the RSUs will become vested if the Executive’s employment is terminated prior to the fifth (5th) anniversary of the Effective Date (i) by the Company other than for Cause, (ii) by the Executive for Good Reason or (iii) by reason of the Executive’s death or Disability; and provided, further, that in the event of a Transaction (as defined in the Hawker Beechcraft, Inc. 2007 Stock Option Plan), all RSUs shall become fully vested. Upon the Executive’s termination of employment, (i) if such termination is for Cause, all RSUs (whether or not then vested) will be immediately forfeited and (ii) in the case of any other termination, all RSUs that are not then vested or do not become vested in connection with such termination shall be immediately forfeited. Shares of Common Stock in respect of the vested RSUs will be issued to the Executive on the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) upon the consummation of a Transaction, provided, that in the case of a Transaction, the Company may elect to settle the RSUs for cash, or for such other consideration as is received by the Company’s stockholders in the Transaction. The grant of RSUs shall be pursuant to an RSU agreement, substantially in the form attached hereto as Exhibit B.

(c) Initial Stock Option Grants. On the Effective Date, HBI shall grant to the Executive options to purchase 1,243,750 shares of Common Stock, pursuant to (i) a time-vesting option agreement between HBI and the Executive, pursuant to which the Executive will be granted an option to purchase 621,875 shares of Common Stock, substantially in the form attached hereto as Exhibit C, (ii) a performance-vesting option agreement between HBI and the Executive, pursuant to which the Executive will be granted an option to purchase 310,938 shares of Common Stock, substantially in the form attached hereto as Exhibit D and (iii) a performance-vesting option agreement between HBI and the Executive, pursuant to which the Executive will be granted an option to purchase 310,937 shares of Common Stock, substantially in the form attached hereto as Exhibit E. Options granted pursuant to this Section 2.3(c) shall have a per share exercise price equal to (i) $8.00 per share.

2.4. Employee Benefits. During the Term, the Executive shall be eligible to participate in such health and other group insurance and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company.

2.5. Vacation. During the Term, the Executive shall be entitled to five (5) weeks vacation per calendar year, with up to an aggregate of five (5) weeks carry-over permissible to the extent vacation days are not used. The number of vacation days are prorated for the first and last calendar years of employment, and shall be determined by multiplying twenty-five (25) by a fraction, the numerator of which is the number of days the Executive is employed by the Company during the applicable year and the denominator of which is 365.

2.6. Business Expenses. The Company shall pay or reimburse the Executive, upon presentation of documentation, for all commercially reasonable business out-of-pocket expenses that the Executive incurs during the Term in performing his duties under this Employment Agreement and in accordance with the expense reimbursement policy of the Company as approved by the Board (or a committee thereof) and in effect from time to time.

2.7. Travel. The Company shall pay or reimburse the Executive for first-class air travel incurred during the Term in connection with the performance of his duties.

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The Executive shall also have reasonable access to the Company jet for personal use, for which he will be taxed at SILF rates.

2.8. Relocation. The Company will provide the Executive with the standard relocation benefits under its relocation policy as in effect from time to time. In addition, as promptly as practicable after the Effective Date, the Company will obtain two (2) independent valuations of the Executive’s residence in Savannah, Georgia. The Executive shall use commercially reasonable efforts to sell such residence and the Company will pay to the Executive the difference between the selling price of such residence and 95% of the average of the two (2) valuations, if the selling price is less than 95% of the average of the two (2) valuations. In the event that the Executive, after making reasonable efforts to do so, is unable to sell his residence in Savannah, Georgia within six (6) months after the listing for sale of such residence with a real estate broker, the Company will purchase or arrange for the purchase of such residence at a price to the Executive of 95% of the average of the two (2) valuations. The Company may pay to the Executive such amount prior to the actual sale of the residence and the Executive agrees that the Company shall be entitled to all of the proceeds of any subsequent sale of the residence and agrees to execute such documents as may be requested by the Company to secure the Company’s right to receive any proceeds of any subsequent sale. In any event, the Company shall pay Executive the amounts due under this Section 2.8 on or before the end of the seventh (7th) month after the Effective Date.

2.9. Attorney’s Fees. The Company will reimburse the Executive for his reasonable attorney’s fees and costs incurred in his legal representation related to this Employment Agreement.

Section 3. Employment Termination.

3.1. Termination of Employment. The Company may terminate the Executive’s employment for any reason during the Term at any time upon not less than thirty (30) days’ notice, or without prior notice in connection with a termination by the Company for Cause (the date on which the Executive’s employment terminates, the “Termination Date”). Upon the termination of the Executive’s employment with the Company for any reason, the Executive shall be entitled to (i) payment of any Base Salary earned but unpaid through the date of termination, (ii) earned but unpaid Annual Bonus for calendar years completed prior to the Termination Date (payable in cash in the ordinary course), (iii) unused vacation days (consistent with Section 2.5 hereof) paid out at the per-business-day base salary rate, (iv) additional vested benefits (if any) in accordance with the applicable terms of applicable Company arrangements, (v) and any unreimbursed expenses in accordance with Section 2.6 hereof (collectively, the “Accrued Amounts”).

3.2. Certain Terminations.

(a) Termination by the Company other than for Cause, Death or Disability; Termination by the Executive for Good Reason. If the Executive’s employment is terminated (x) by the Company other than for Cause or Disability or (y) by the Executive for Good Reason, in addition to the Accrued Amounts, the Executive shall be entitled to a payment equal to one (1) times the sum of his Base Salary at the rate in effect immediately prior to the

4

Termination Date plus the Target Annual Bonus Opportunity for the year of such termination (such payments, the “Severance Payments”). In addition, the Company shall pay the Executive a pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year and the number of days in such year prior to and including the Termination Date (the “Pro-Rata Bonus”), payable at the time when annual bonuses are paid generally. The Company’s obligations to make the Severance Payments shall be conditioned upon: (i) the Executive’s continued compliance with his obligations under Section 4 of this Employment Agreement and (ii) the Executive’s execution, delivery and non-revocation of a valid and enforceable general release of claims (the “Release”) substantially in the form attached hereto as Exhibit E. Subject to Section 3.2(d), the Severance Payments will be paid in equal installments on the Company’s regular payroll dates occurring during the twelve (12) month period beginning as soon as practicable following the effectiveness of the Release. The Company shall also provide continued health benefits to the Executive and his eligible dependents pursuant to COBRA and shall, until the first (1st) anniversary of the Termination Date, pay any applicable COBRA premium to the extent it exceeds the premium then payable by a then active employee of the Company.

(b) Termination by Death, Disability, or Non-Extension of the Term by the Company. If the Executive’s employment is terminated by reason of the Executive’s death, Disability, the Company shall pay the Executive (or his heirs upon a termination by death) the Pro-Rata Bonus at the time when bonuses are paid, if at all, generally.

(c) Definitions. For purposes of Section 3, the following terms have the following meanings:

(1) “Cause” shall mean (i) the Executive’s willful refusal to substantially perform, or his willful failure to make good faith efforts to substantially perform, his material duties for the Company, or willful failure or refusal to comply with the Company’s policies, which refusal or failure remains uncured for fifteen (15) days after he receives written notice from the Board demanding cure; (ii) in carrying out his duties under this Agreement, the Executive engages in gross misconduct or gross neglect; or (iii) the Executive is indicted for, convicted of, or enters a plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude.

(2) “Disability” shall mean the Executive is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which Executive participates, or, if there is no such plan, the Executive’s inability, due to physical or mental ill health, to perform the essential functions of the Executive’s job, with or without a reasonable accommodation, for 90 days out of any 270 day consecutive day period.

(3) “Good Reason” shall mean the occurrence of any of the following events without either the Executive’s prior express written consent or cure by the Company within 30 days after he gives written notice to the Company describing the event and requesting cure: (i) any material diminution in the Executive’s authorities, titles or offices as are in effect on the Effective Date; (ii) a material change in the reporting structure so that he reports to someone other than the Board; (iii) any material breach by the Company, or any of its

5

affiliates, of any material obligation to the Executive; or (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the business and assets of the Company. Executive must provide notice of termination of employment within ninety (90) calendar days of Executive’s knowledge of the event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

(d) Section 409A. If the Executive is a “specified employee” for purposes of Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, any Severance Payments required to be made pursuant to Section 3.2 which are subject to Section 409A of the Code shall not commence until one day after the day which is six (6) months from the Termination Date, with the first payment equaling six (6) months of his Base Salary at the rate in effect immediately prior to the Termination Date.

3.3. Exclusive Remedy. The foregoing payments upon termination of the Executive’s employment shall constitute the exclusive severance payments due the Executive upon a termination of his employment under this Employment Agreement.

3.4. Resignation from All Positions. Upon the termination of the Executive’s employment with the Company for any reason, the Executive shall resign, as of the date of such termination, from all positions he then holds as an officer, director, employee and member of the boards of directors (and any committee thereof) of the Company and its affiliates. The Executive shall be required to execute such writings as are required to effectuate the foregoing.

3.5. Cooperation. Following the termination of the Executive’s employment with the Company for any reason, the Executive shall reasonably cooperate with the Company upon reasonable request of the Board and to be reasonably available to the Company with respect to matters arising out of the Executive’s services to the Company and its subsidiaries. The Company shall reimburse the Executive for expenses reasonably incurred in connection with such matters.

Section 4. Unauthorized Disclosure; Non-Competition; Non-Solicitation; Interference with Business Relationships; Proprietary

                 Rights.

4.1. Unauthorized Disclosure. The Executive agrees and understands that in the Executive’s position with the Company, the Executive has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company and its affiliates, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and its affiliates and other forms of information considered by the Company and its affiliates to be confidential or in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the “Confidential Information”). The Executive agrees that at all times during the Executive’s employment with the Company and thereafter, the

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Executive shall not disclose such Confidential Information, either directly or indirectly, to any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each a “Person”) without the prior written consent of the Company and shall not use or attempt to use any such information in any manner other than in connection with his employment with the Company, unless required by law to disclose such information, in which case the Executive shall provide the Company with written notice of such requirement as far in advance of such anticipated disclosure as possible. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Executive’s employment with the Company, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive during or prior to the Executive’s employment with the Company, and any copies thereof in his (or capable of being reduced to his) possession.

4.2. Non-Competition. By and in consideration of the Company’s entering into this Employment Agreement, and in further consideration of the Executive’s exposure to the Confidential Information of the Company and its affiliates, the Executive agrees that the Executive shall not, during the Executive’s employment with the Company (whether during the original or extended Term) and for a period of twelve (12) months after the Term (the “Restriction Period”), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided, that in no event shall ownership of one percent (1%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 4.2, so long as the Executive does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a stockholder thereof. For purposes of this paragraph, “Restricted Enterprise” shall mean any Person that is actively engaged in any geographic area in (i) the ownership of a type certificate of, or the design, manufacture, sale, or marketing of, general aviation aircraft of whatever description, including, without limitation, of whatever size, range, engine type, or intended use, or of military trainer aircraft, or the design, manufacture, distribution, sale, or marketing of airframe components for general aviation aircraft or military trainer aircraft, or the provision of line fixed base operations or maintenance, repair, and/or overhaul services for general aviation aircraft or military trainer aircraft or (ii) any other business proposed to be conducted by the Company or any of its subsidiaries in the Company’s business plan as in effect at that time. During the Restriction Period, upon request of the Company, the Executive shall notify the Company of the Executive’s then-current employment status.

4.3. Non-Solicitation of Employees. During the Restriction Period, the Executive shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within twelve (12) months prior to the date of such solicitation was, an employee of the Company or any of its affiliates.

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4.4. Interference with Business Relationships. During the Restriction Period, the Executive shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) any customer or client of the Company or its subsidiaries to terminate its relationship or otherwise cease doing business in whole or in part with the Company or its subsidiaries, or directly or indirectly interfere with (or assist any Person to interfere with) any material relationship between the Company or its subsidiaries and any of its or their customers or clients so as to cause harm to the Company or its affiliates.

4.5. Extension of Restriction Period. The Restriction Period shall be tolled for any period during which the Executive is in breach of any of Sections 4.2, 4.3 or 4.4 hereof.

4.6. Proprietary Rights. The Executive shall disclose promptly to the Company any and all inventions, discoveries, and improvements (whether or not patentable or registrable under copyright or similar statutes), and all patentable or copyrightable works, initiated, conceived, discovered, reduced to practice, or made by him, either alone or in conjunction with others, during the Executive’s employment with the Company and related to the business or activities of the Company and its affiliates (the “Developments”). Except to the extent any rights in any Developments constitute a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. that are owned ab initio by the Company and/or its applicable affiliate, the Executive assigns all of his right, title and interest in all Developments (including all intellectual property rights therein) to the Company or its nominee without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. The Executive acknowledges that any rights in any Developments constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C § 101 et seq. are owned upon creation by the Company and/or its applicable affiliate as the Executive’s employer. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Company and its affiliates therein. These obligations shall continue beyond the end of the Executive’s employment with the Company with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Executive while employed by the Company, and shall be binding upon the Executive’s employers, assigns, executors, administrators and other legal representatives. In connection with his execution of this Employment Agreement, the Executive has informed the Company in writing of any interest in any inventions or intellectual property rights that he holds as of the date hereof. If the Company is unable for any reason, after reasonable effort, to obtain the Executive’s signature on any document needed in connection with the actions described in this Section 4.6, the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive’s agent and attorney in fact to act for and on the Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 4.6 with the same legal force and effect as if executed by the Executive.

4.7. Confidentiality of Agreement. Other than with respect to information required to be disclosed by applicable law, the parties hereto agree not to disclose the terms of this Employment Agreement to any Person; provided the Executive may disclose

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this Employment Agreement and/or any of its terms to the Executive’s immediate family, financial advisors and attorneys, so long as the Executive instructs every such Person to whom the Executive makes such disclosure not to disclose the terms of this Employment Agreement further. Anytime after this agreement is filed with the SEC or any other government agency by the Company and becomes a public record, this provision shall no longer apply.

4.8. Remedies. The Executive agrees that any breach of the terms of this Section 4 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all Persons acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the Executive to return any Severance Payments made by the Company to the Company. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants contained in this Section 4 are reasonable and necessary to protect the businesses of the Company and its affiliates because of the Executive’s access to Confidential Information and his material participation in the operation of such businesses.

Section 5. Representation. The Executive represents and warrants that (i) he is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits his ability to enter into and fully perform his obligations under this Employment Agreement and (ii) he is not otherwise unable to enter into and fully perform his obligations under this Employment Agreement.

Section 6. Non-Disparagement. From and after the Effective Date and following termination of the Executive’s employment with the Company, the Executive and the Company agree not to make any statement that criticizes, ridicules, disparages or is otherwise derogatory of the other Party or, in the case of statements about the Company, any of its subsidiaries, affiliates, employees, officers, directors or stockholders. For such purpose, statements by “the Company” shall mean only (i) the Company by press release or other formally released announcement and (ii) the executive officers and directors thereof and not any other employees.

Section 7. Taxes.

7.1. Withholding. All amounts paid to the Executive under this Employment Agreement during or following the Term shall be subject to withholding and other employment taxes imposed by applicable law. The Executive shall be solely responsible for the payment of all taxes imposed on him relating to the payment or provision of any amounts or benefits hereunder.

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Section 8. Miscellaneous.

8.1. Indemnification. The Company shall indemnify the Executive to the fullest extent provided under Delaware law and shall provide the Executive, with respect to claims arising or asserted during the Term and for six years thereafter, Directors and Officers Insurance no less favorable that then apply to the Company’s directors and officers generally.

8.2. Amendments and Waivers. This Employment Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the parties hereto; provided, that, the observance of any provision of this Employment Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Employment Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.3. Assignment; No Third-Party Beneficiaries. This Employment Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive, and any purported assignment by the Executive in violation hereof shall be null and void. Nothing in this Employment Agreement shall confer upon any Person not a party to this Employment Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Employment Agreement, except the personal representative of the deceased Executive may enforce the provisions hereof applicable in the event of the death of the Executive. The Company is authorized to assign this Employment Agreement to a successor to substantially all of its assets.

8.4. Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Employment Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, with confirmation of receipt (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier, with confirmation of receiptor (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to the Company:    c/o GS Capital Partners

85 Broad Street

New York, NY 10004

Attention: Sanjeev Mehra

Facsimile: 212-357-5505

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and

c/o Onex Partners Advisor LP

161 Bay Street, 49th Floor

Toronto, ON M5J 2S1

Attention: Nigel Wright

Facsimile: 416-362-5765

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Christopher Ewan, Esq.

Facsimile: 212-859-4000

If to the Executive:    Worth W. Boisture, Jr. at his principal office at the Company

(during the Term), and at all times to his principal residence as reflected in the records of the Company.

with a copy to:

Hurt & Berry, LLP

10670 N. Central Expressway, Suite 450

Dallas, TX 75231

Attn: Jeffrey W. Hurt, Esq.

Facsimile: 214-382-5657

All such notices, requests, consents and other communications shall be deemed to have been given when received. Either party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

8.5. Governing Law. This Employment Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

8.6. Arbitration. Each party irrevocably agrees that all disputes arising out of or relating to this Employment Agreement and to the other documents and agreements required to effectuate this Employment Agreement shall be resolved by binding arbitration through the American Arbitration Association in New York, New York. It is further agreed that the prevailing party will be awarded its own attorneys fees and costs in connection with such arbitration.

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8.7. Severability. Whenever possible, each provision or portion of any provision of this Employment Agreement, including those contained in Section 4 hereof, will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Employment Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Employment Agreement in that jurisdiction or the validity or enforceability of this Employment Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Employment Agreement, including those contained in Section 4 hereof, is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

8.8. Entire Agreement. From and after the Effective Date, this Employment Agreement constitutes the entire agreement between the parties hereto, and supersede all prior representations, agreements and understandings (including any prior course of dealings), both written and oral, between the parties hereto with respect to the subject matter hereof.

8.9. Counterparts. This Employment Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

8.10. Binding Effect. This Employment Agreement shall inure to the benefit of, and be binding on, the successors and assigns of each of the parties, including, without limitation, the Executive’s heirs and the personal representatives of the Executive’s estate and any successor to all or substantially all of the business and/or assets of the Company.

8.11. General Interpretive Principles. The name assigned this Employment Agreement and headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Employment Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

HAWKER BEECHCRAFT CORPORATION

By:	/s/ Gail E. Lehman
Name: Gail E. Lehman Title: Vice President, General Counsel and Secretary

/s/ Worth W. Boisture, Jr.
Worth W. Boisture, Jr.

Exhibit A

HAWKER BEECHCRAFT, INC.

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Executive”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its shareholders to enter into this Agreement pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Purchase Right. The Company hereby grants to the Executive the right to purchase, and the Executive hereby agrees to purchase, pursuant to the terms and conditions hereinafter set forth, 43,750 Shares (the “Purchase Right”). The aggregate purchase price for the Shares shall be $350,000, which the Company and the Executive agree is not less than the fair market value of the Shares as of the date hereof.

2. Exercisability. The Purchase Right is 100% vested and the Executive shall purchase all of the Shares as provided herein.

3. Mandatory Purchase.

(a) Purchase Period. The Executive must purchase the Shares on or before the twentieth (20th) day after the Effective Date (as defined in the employment agreement dated as of the date hereof between the Executive and Hawker Beechcraft Corporation (the “Employment Agreement”)).

(b) Method of Purchase.

(i) The Shares shall be purchased by payment in full of the purchase price in cash or by check or wire transfer. The Executive shall not have any rights to dividends or other rights of a stockholder with respect to Shares until the Executive has paid in full for such Shares, satisfied any applicable withholding requirements and satisfied any other conditions imposed by the Committee or pursuant to this Agreement.

(ii) Notwithstanding any other provision of this Agreement to the contrary, the Shares may not be purchased prior to the completion of any registration or qualification of the Purchase Right or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in good faith based on advice of counsel determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the purchase of any Shares to comply with any Legal Requirements.

(iii) Upon the Committee’s determination that the Shares have been validly purchased, and that the Executive has paid in full for the Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Executive’s name for the Shares.

(iv) The Executive agrees that as a condition precedent to the purchase of the Shares he will be or become a party to the Stockholders Agreement.

4. Representations and Warranties of the Executive. The Executive represents, warrants and agrees that:

(a) The Executive is acquiring the Shares to be acquired by him hereunder for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same, and the Shares will not be disposed of in contravention of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws.

(b) The Executive is an “accredited investor” as defined in Rule 501 of the Securities Act

(c) The Executive is able to bear the economic risk of his or her investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as he has requested.

(e) This Stock Purchase Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Stock Purchase Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject; and

(f) The Executive is a resident of the State set forth beneath the Executive’s name on the signature page hereto.

5. No Right to Continued Employment. The granting of the Purchase Right evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the employment of the Executive and shall not lessen or affect the Company’s or such other member’s right to terminate the employment of such Executive.

6. Legend on Certificates. The certificates representing the Shares purchased shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. The Purchase Right and the Executive’s other rights and obligations under this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, in the event of the Executive’s death prior to the Expiration Date his heirs and legatees shall have the right to exercise the Purchase Right and purchase the Shares in accordance with the terms hereof.

8. Withholding. Whenever the Shares are purchased, the Company shall have the Executive remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the Purchase Right, the Executive will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Certain Definitions. The following capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in this Section 12.

(a)	Transaction shall have the meaning set forth in the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”).

(b)	Committee: The Board or such committee of the Board as may be designated by the Board from time to time to administer the Plan.

(c)	Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

(d)	Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

(e)	Stockholders Agreement: The Stockholders Agreement dated as of March 26, 2007 (as amended and restated from time to time) by and among the Company and such other Persons who are or become parties thereto.

[signature page attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date hereof.

HAWKER BEECHCRAFT, INC.

By:
Name:
Title:

Agreed and acknowledged as

of the Date of Grant:

Worth W. Boisture, Jr.

State of Residence

Exhibit B

HAWKER BEECHCRAFT, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, made as of 23rd day of March, 2009 (the “Date of Grant”), between Hawker Beechcraft , Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Grantee”).

R E C I T A L S:

WHEREAS, the Grantee and Hawker Beechcraft Corporation, a Delaware Corporation (“HBC”), have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Restricted Stock Units to the Grantee pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant.

The Company hereby grants to the Grantee an award (the “Award”) of 125,000 restricted stock units (the “Restricted Stock Units”). The Restricted Stock Units granted pursuant to the Award shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee’s estate, if applicable) to the Company. Subject to the terms of this Agreement, each Restricted Stock Unit represents the right to receive one (1) Share, cash or other consideration at the time and in the form and manner set forth in Section 7 hereof. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions set forth in the Employment Agreement.

2. Vesting.

Subject to Section 3 hereof and the earlier termination or cancellation of the Restricted Stock Units as set forth herein, the Restricted Stock Units shall vest as follows, in each case as long as the Grantee’s employment has not theretofore terminated:

2.1. Prior to the first (1st) anniversary of the Date of Grant, no portion of the Award shall be vested;

2.2. On and after the first (1st) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 20% of the Restricted Stock Units;

2.3. On and after the second (2nd) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 40% of the Restricted Stock Units;

2.4. On and after the third (3rd) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 60% of the Restricted Stock Units;

2.5. On and after the fourth (4th) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 80% of the Restricted Stock Units; and

2.6. On and after the fifth (5th) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 100% of the Restricted Stock Units.

The portion of the Award which as become vested as described in this Section 2 or in Section 4 is herein referred to as the “Vested Portion.”

3. Termination of Employment.

3.1. By the Company without Cause, by the Executive with Good Reason or due to the Death or Disability of the Grantee. If, prior to the fifth (5th) anniversary of the Date of Grant, the Grantee’s employment is terminated by the Company without Cause, by the Grantee for Good Reason, or by reason of the Grantee’s death or Disability, (i) the Participant shall be vested in an additional 20% of the Shares originally subject to the Restricted Stock Unit, (ii) the Vested Portion of the Award shall remain outstanding pursuant to the terms of this Agreement and (iii) the Award, to the extent not previously vested or vesting as described in this Section 3.1, shall be immediately forfeited without payment of consideration therefor. The terms “Cause”, “Good Reason” and “Disability” shall have the meaning ascribed to such terms in the Employment Agreement.

3.2. Cause. In the event the Grantee’s employment is terminated for Cause, the Award, whether or not vested, shall immediately be forfeited without payment of consideration therefor.

3.3. Other Termination of Employment. Upon the termination of the Grantee’s employment for any reason other than those set forth in Sections 3.1 and 3.2, (i) the Vested Portion of the Award shall remain outstanding pursuant to the terms of this Agreement and (ii) the Award, to the extent not previously vested, shall be immediately forfeited without payment of consideration therefor.

4. Effect of a Transaction.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Transaction, the Award shall become immediately fully vested.

5. Non-transferability.

The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6. No Right to Continued Employment.

The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Grantee and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

7. Issuance of Shares.

On the earlier of (i) the date of the consummation of a Transaction or (ii) the fifth (5th) anniversary of the Date of Grant, the Company shall issue to Grantee (or, if applicable, the Grantee’s estate) one (1) Share with respect to each Restricted Stock Unit in the Vested Portion of the Award; provided, however, that in the case of a Transaction, (i) the Company may issue the Shares immediately prior to, but subject to the consummation of, the Transaction and (ii) the Company may elect to settle the Restricted Stock Units for cash, or for such other per Share consideration as is received by the Company’s stockholders in the Transaction (including having the Grantee participate in any earnout, holdback or other installment payout that might be applicable to the Company’s stockholders). Notwithstanding anything to the contrary contained herein, no Shares may be transferred to any person other than the Grantee unless such other person presents documentation to the Company, which demonstrates to the reasonable satisfaction of the Company such person’s right to the transfer.

8. Legend on Certificates.

The certificates representing the Shares issued pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Securities Laws.

Upon the acquisition of any Shares pursuant to this Award, the Grantee will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Withholding of Taxes.

Whenever Shares, cash or other consideration is to be issued pursuant to this Award, the Company shall have the right to require the Grantee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares or the payment of cash or other consideration. In the event that Shares are issued pursuant to this Award, the Grantee may satisfy such tax withholding obligation by surrendering to the Company on the date of issuance Shares having a Fair Market Value on that date equal to the withholding taxes, provided that the Company is not then prohibited from purchasing or acquiring such Shares.

11. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

12. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

14. Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

15. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

16. Definitions.

The following capitalized terms used in this Agreement have the respective meanings set forth in this Section:

16.1. Affiliate: With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

16.2. Board: The Board of Directors of the Company.

16.3. Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

16.4. Existing Owner Group: Onex Corporation, GS Capital Partners VI, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore, L.P. and GS Capital Partners VI GmgH & Co. KG, and any Affiliate of any of the foregoing, which invests in equity of the Company Group.

16.5. Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“Nasdaq”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on the immediately preceding date on which sales of the Shares have been so reported or quoted, and (ii) if there is not a public market for the Shares on such date, the value established by the Board in good faith, which in the context of a Transaction shall be the price paid per Share.

16.6. Person: An individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

16.7. Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

16.8. Transaction: In a single transaction or a series of related transactions, the occurrence of any of the following events: (i) a majority of the outstanding voting power of the Company (the “Company Voting Securities”) shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons (other than any member of the Existing Owner Group as comprised on the date hereof, the Company Group or any Affiliate of any member of the Company Group) or any two or more Persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding or disposing of voting stock of the Company, or (ii) there shall have occurred: (A) a merger or consolidation of the Company with or into another corporation, other than (x) a merger or consolidation with any other member of the Company Group or (y) a merger or consolidation in which the holders of Company Voting Securities immediately prior to the merger as a class directly or indirectly hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; (B) a statutory exchange of shares of one or more classes or series of outstanding Company Voting Securities for cash, securities or other property, other than an exchange in which the holders of Company Voting Securities immediately prior to the exchange as a class directly or indirectly hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which the Company Voting Securities are being exchanged; or (C) the sale or other disposition of more than 80% of the consolidated assets of the

Company and its subsidiaries (based on the net book value of the consolidated assets of the Company and its subsidiaries in the most recent audited financial statements of the Company), in one transaction or a series of transactions, other than a sale or disposition in which the holders of Company Voting Securities immediately prior to the sale or disposition as a class directly or indirectly hold immediately after the sale or disposition at least a majority of all outstanding voting power of the entity to which such assets of the Company are sold; it being understood that, for this purpose, the acquisition or beneficial ownership of voting securities by the public shall not be an acquisition or constitute beneficial ownership by any Person or Persons acting in concert.

17. Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

HAWKER BEECHCRAFT, INC.

By:

Name:

Title:

GRANTEE

Exhibit C

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Time-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Participant and Hawker Beechcraft Corporation, a Delaware Corporation (“HBC”), have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of 621,875 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $8.00 per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting; Termination of Employment.

(a) Subject to Section 2(b) hereof and the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall vest and become exercisable as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall vest or be exercisable;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 80% of the Shares; and

(vi) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested and exercisable as described herein is hereinafter referred to as the “Vested Portion.”

(b) If the Participant’s Employment is terminated for Cause, the Option shall, whether or not then vested, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the applicable period set forth in Section 3(a).

(d) Upon termination of the Participant’s Employment for any reason other than those set forth in Paragraph (b) or (c) of this Section 2, the Option shall, to the extent not previously vested, be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

(e) Upon the occurrence of a Transaction, the Option shall, to the extent not then vested, automatically become fully vested and exercisable.

(f) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the

Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may exercise all or any part of the Vested Portion of the Option at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) the second (2nd) anniversary of the date of termination of Employment.

(ii) In the case of termination of the Participant’s Employment for any reason other than a termination described in Section 3(a)(i) or the Participant retiring following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of the Participant’s termination of Employment.

(iii) In the case of termination of the Participant’s Employment by reason of his retirement following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth (10th) anniversary of the Date of Grant.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the

Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a)(ii) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(b)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By:
Name: Title:

Agreed and acknowledged as of the Date of Grant:

Worth W. Boisture, Jr.

Exhibit D

TYPE A

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Participant, the Company and Hawker Beechcraft Corporation (“HBC”) have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of 310,938 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $8.00 per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting; Termination of Employment.

(a) Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested (but not exercisable) as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall be considered vested;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 80% of the Shares; and

(v) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested pursuant to this section 2(a) is hereinafter referred to as the “Vested Portion.” No portion of the Option will be exercisable until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(b) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not then vested or exercisable, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(d) If the Participant’s Employment terminates for any reason other than a termination for Cause or a termination described in Section 2(c),, the Option shall, to the extent not previously vested be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(e) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Exercisability.

(i) If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least two hundred percent (200%). For purposes of this Agreement, “Cash on Cash Return” shall mean the aggregate gross cash return realized by the Existing Owner Group on all of the capital invested by them in the Company or any of its subsidiaries in debt instruments, Shares or other equity securities of any of them (collectively “Company Group Securities”), including by means of direct purchases from any member of the Company Group or through the contribution of debt instruments purchased on the secondary market. In the case of any contributed debt instrument, the amount of capital invested attributable to such debt instrument shall be deemed to be the fair market value of the debt instrument on the date it is contributed, as determined by the Board in good faith. For purposes of this Section 3(a)(i), return shall include all amounts included in the determination of Internal Rate of Return, except that the term Company Group Securities shall be substituted for the term “equity” as used in the definition of Internal Rate of Return.

(ii) If a Participant is no longer employed by a member of the Company Group on the date of consummation of a Liquidity Event, the Vested Portion of the Option that remains outstanding on the date of the Liquidity Event, if any, shall become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least two hundred percent (200%).

(b) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the date of grant and (y) the second (2nd) anniversary of the date of termination of Employment, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(ii) In the case of termination of the Participant’s Employment for any reason other than a termination described in Section 3(b)(i) or the Participant retiring following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may, at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of termination of Employment exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(iii) In the case of termination of the Participant’s Employment by reason of his retirement following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to the tenth (10th) anniversary of the Date of Grant, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(c) Method of Exercise.

(i) Subject to Section 3(a) and (b), the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such Shares or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures, as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(b)(i) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(c)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By:
Name: Title:

Agreed and acknowledged as of the Date of Grant:

Worth W. Boisture, Jr.

Exhibit E

TYPE B

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Participant, the Company and Hawker Beechcraft Corporation (“HBC”) have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of 310,937 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $8.00 per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting; Termination of Employment.

(a) Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested (but not exercisable) as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall be considered vested;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 80% of the Shares; and

(v) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested pursuant to this section 2(a) is hereinafter referred to as the “Vested Portion.” No portion of the Option will be exercisable until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(b) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not then vested or exercisable, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(d) If the Participant’s Employment terminates for any reason other than a termination for Cause or a termination described in Section 2(c), the Option shall, to the extent not previously vested be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(e) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Exercisability.

(i) If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least three hundred percent (300%). For purposes of this Agreement, “Cash on Cash Return” shall mean the aggregate gross cash return realized by the Existing Owner Group on all of the capital invested by them in the Company or any of its subsidiaries in debt instruments, Shares or other equity securities of any of them (collectively “Company Group Securities”), including by means of direct purchases from any member of the Company Group or through the contribution of debt instruments purchased on the secondary market. In the case of any contributed debt instrument, the amount of capital invested attributable to such debt instrument shall be deemed to be the fair market value of the debt instrument on the date it is contributed, as determined by the Board in good faith. For purposes of this Section 3(a)(i), return shall include all amounts included in the determination of Internal Rate of Return, except that the term Company Group Securities shall be substituted for the term “equity” as used in the definition of Internal Rate of Return.

(ii) If a Participant is no longer employed by a member of the Company Group on the date of consummation of a Liquidity Event, the Vested Portion of the Option that remains outstanding on the date of the Liquidity Event, if any, shall become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least three hundred percent (300%).

(b) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the date of grant and (y) the second (2nd) anniversary of the date of termination of Employment, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(ii) In the case of termination of the Participant’s Employment for any reason other than a termination described in Section 3(b)(i) or the Participant retiring following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may, at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of termination of Employment exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(iii) In the case of termination of the Participant’s Employment by reason of his retirement following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to the tenth (10th) anniversary of the Date of Grant, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(c) Method of Exercise.

(i) Subject to Section 3(a) and (b), the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such Shares or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures, as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(b)(i) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(c)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By:
Name:
Title:

Agreed and acknowledged as

of the Date of Grant:

Worth W. Boisture, Jr.

Exhibit F

Release

1. In consideration of the payments and benefits to be made under the Employment Agreement, dated as of March 23, 2009 (the “Employment Agreement”), to which Worth W. Boisture, Jr. (the “Executive”) and Hawker Beechcraft Corporation (the “Company”) (each of the Executive and the Company, a “Party” and collectively, the “Parties”) are parties, the sufficiency of which the Executive acknowledges, the Executive, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or relates to, the Employment Agreement, the Executive’s employment with the Company or any of its subsidiaries and affiliates, or any termination of such employment, including claims (i) for severance or vacation benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), and any similar or analogous state statute, excepting only:

(A)	rights of the Executive arising under, or preserved by, this Release or Section 3 of the Employment Agreement;

(B)	the right of the Executive to receive COBRA continuation coverage in accordance with applicable law;

(C)	claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group;

(D)	rights to indemnification the Executive has or may have under the by-laws or certificate of incorporation of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

(E)	rights granted to Executive during his employment related to the purchase of Hawker Beechcraft, Inc. stock, Restricted Stock Units, and options to purchase Hawker Beechcraft, Inc. stock; and

(F)	the Company’s obligations to Executive under Section 6 of the Employment Agreement.

2. The Executive acknowledges and agrees that the release of claims set forth in this Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3. The release of claims set forth in this Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.

4. The Executive specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Executive is not permitted to waive.

5. As to rights, claims and causes of action arising under the ADEA, the Executive acknowledges that he has been given but not utilized a period of twenty-one (21) days to consider whether to execute this Release. If the Executive accepts the terms hereof and executes this Release, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Release as it relates to the release of claims arising under the ADEA. If no such revocation occurs, this Release shall become irrevocable in its entirety, and binding and enforceable against the Executive, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, the Executive shall irrevocably forfeit any right to payment of the Severance Payments (as defined in the Employment Agreement), but the remainder of the Employment Agreement shall continue in full force.

6. Other than as to rights, claims and causes of action arising under the ADEA, the release of claims set forth in this Release shall be immediately effective upon execution by the Executive.

7. The Executive acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

8. The Executive acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Release, and has been given a sufficient period within which to consider the release of claims set forth in this Release.

9. The Executive acknowledges that the release of claims set forth in this Release relates only to claims which exist as of the date of this Release.

10. The Executive acknowledges that the Severance Payments he is receiving in connection with the release of claims set forth in this Release and his obligations under this Release are in addition to anything of value to which the Executive is entitled from the Company.

11. Each provision hereof is severable from this Release, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Release is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12. This Release constitutes the complete agreement of the Parties in respect of the subject matter hereof and shall supersede all prior agreements between the Parties in respect of the subject matter hereof except to the extent set forth herein.

13. The failure to enforce at any time any of the provisions of this Release or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Release, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Release.

14. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes.

15. This Release shall be binding upon any and all successors and assigns of the Executive and the Company.

16. Except for issues or matters as to which federal law is applicable, this Release shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

[signature page follows]

IN WITNESS WHEREOF, this Release has been signed by or on behalf of each of the Parties, all as of                     .

HAWKER BEECHCRAFT CORPORATION

By:
Name:
Title:

Worth W. Boisture, Jr.

Exhibit 10.2

EXECUTION COPY

HAWKER BEECHCRAFT, INC.

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Executive”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its shareholders to enter into this Agreement pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Purchase Right. The Company hereby grants to the Executive the right to purchase, and the Executive hereby agrees to purchase, pursuant to the terms and conditions hereinafter set forth, 43,750 Shares (the “Purchase Right”). The aggregate purchase price for the Shares shall be $350,000, which the Company and the Executive agree is not less than the fair market value of the Shares as of the date hereof.

2. Exercisability. The Purchase Right is 100% vested and the Executive shall purchase all of the Shares as provided herein.

3. Mandatory Purchase.

(a) Purchase Period. The Executive must purchase the Shares on or before the twentieth (20th) day after the Effective Date (as defined in the employment agreement dated as of the date hereof between the Executive and Hawker Beechcraft Corporation (the “Employment Agreement”)).

(b) Method of Purchase.

(i) The Shares shall be purchased by payment in full of the purchase price in cash or by check or wire transfer. The Executive shall not have any rights to dividends or other rights of a stockholder with respect to Shares until the Executive has paid in full for such Shares, satisfied any applicable withholding requirements and satisfied any other conditions imposed by the Committee or pursuant to this Agreement.

(ii) Notwithstanding any other provision of this Agreement to the contrary, the Shares may not be purchased prior to the completion of any registration or qualification of the Purchase Right or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in good faith based on advice of counsel determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the purchase of any Shares to comply with any Legal Requirements.

(iii) Upon the Committee’s determination that the Shares have been validly purchased, and that the Executive has paid in full for the Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Executive’s name for the Shares.

(iv) The Executive agrees that as a condition precedent to the purchase of the Shares he will be or become a party to the Stockholders Agreement.

4. Representations and Warranties of the Executive. The Executive represents, warrants and agrees that:

(a) The Executive is acquiring the Shares to be acquired by him hereunder for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same, and the Shares will not be disposed of in contravention of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws.

(b) The Executive is an “accredited investor” as defined in Rule 501 of the Securities Act

(c) The Executive is able to bear the economic risk of his or her investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(d) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as he has requested.

(e) This Stock Purchase Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Stock Purchase Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject; and

(f) The Executive is a resident of the State set forth beneath the Executive’s name on the signature page hereto.

5. No Right to Continued Employment. The granting of the Purchase Right evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the employment of the Executive and shall not

2

lessen or affect the Company’s or such other member’s right to terminate the employment of such Executive.

6. Legend on Certificates. The certificates representing the Shares purchased shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. The Purchase Right and the Executive’s other rights and obligations under this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, in the event of the Executive’s death prior to the Expiration Date his heirs and legatees shall have the right to exercise the Purchase Right and purchase the Shares in accordance with the terms hereof.

8. Withholding. Whenever the Shares are purchased, the Company shall have the Executive remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the Purchase Right, the Executive will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Certain Definitions. The following capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in this Section 12.

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(a)	Transaction shall have the meaning set forth in the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”).

(b)	Committee: The Board or such committee of the Board as may be designated by the Board from time to time to administer the Plan.

(c)	Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

(d)	Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

(e)	Stockholders Agreement: The Stockholders Agreement dated as of March 26, 2007 (as amended and restated from time to time) by and among the Company and such other Persons who are or become parties thereto.

[signature page attached]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date hereof.

HAWKER BEECHCRAFT, INC.

By: /s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	Vice President, General Counsel and Secretary

Agreed and acknowledged as

of the Date of Grant:

/s/ Worth W. Boisture, Jr.

Worth W. Boisture, Jr.

State of Residence

Exhibit 10.3

EXECUTION COPY

JOINDER AGREEMENT

TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OF

HAWKER BEECHCRAFT, INC.

This Joinder Agreement (the “Joinder Agreement”) dated as of this 23rd day of March, 2009, to the Shareholders Agreement (as defined below) is by and between Worth W. Boisture, Jr. (the “Employee”) and Hawker Beechcraft, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement between the Employee and the Company dated as of March 23, 2009 (the “Stock Purchase Agreement”), the Employee has agreed to purchase 43,750 shares of common stock of the Company, par value $.01 per share (the “Common Stock”);

WHEREAS, in connection with the Employee’s initial purchase of shares of Common Stock pursuant to the Stock Purchase Agreement, the Company deems it reasonably necessary and desirable for the Employee to execute and deliver to the Company an agreement pursuant to which the Employee agrees to be bound by the terms of the Amended and Restated Shareholders Agreement, dated May 3, 2007 (the “Shareholders Agreement”) by and among the Company, GSCP, Onex and the Management Shareholders, and the Employee shall thereafter be deemed to be a Management Shareholder for purposes of the Shareholders Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Party to the Agreement. The parties hereto agree that the Employee is hereby made a party to the Shareholders Agreement as a Management Shareholder and the Employee hereby agrees to become a party to the Shareholders Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Shareholders Agreement that are applicable to a Management Shareholder; provided, however, that for purposes of Section 6.2 of the Shareholders Agreement, (i) the Employee’s Put Equity Securities shall only include those 43,750 Shares purchased pursuant to the Stock Purchase Agreement, (ii) in the case of the Employee’s retirement, the Employee’s Equity Put Option shall not be effective until the later of (A) the Employee’s retirement from the Company and (B) the 5 1/2 year anniversary of the Employee’s employment commencement date and (iii) the Employee’s Equity Put Option shall terminate upon the Initial Public Offering. Execution and delivery of this Joinder Agreement by the Employee shall also constitute execution and delivery by the Employee of the Shareholders Agreement, without further action of any party.

Section 2. Defined Terms. Capitalized terms not defined herein shall have the meanings set forth in the Shareholders Agreement unless otherwise noted.

Section 3. Governing Law. This Joinder Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

Section 4. Effective Date. This Joinder Agreement is effective as of March 23, 2009.

Section 5. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first above written.

/s/ Worth W. Boisture, Jr.
Worth W. Boisture, Jr.

HAWKER BEECHCRAFT, INC.

By:	/s/ Gail E. Lehman
Name: Gail E. Lehman Title: Vice President, General Counsel and Corporate Secretary

Signature Page to Joinder Agreement

Exhibit 10.4

EXECUTION COPY

HAWKER BEECHCRAFT, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, made as of 23rd day of March, 2009 (the “Date of Grant”), between Hawker Beechcraft , Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Grantee”).

R E C I T A L S:

WHEREAS, the Grantee and Hawker Beechcraft Corporation, a Delaware Corporation (“HBC”), have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Restricted Stock Units to the Grantee pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant.

The Company hereby grants to the Grantee an award (the “Award”) of 125,000 restricted stock units (the “Restricted Stock Units”). The Restricted Stock Units granted pursuant to the Award shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee’s estate, if applicable) to the Company. Subject to the terms of this Agreement, each Restricted Stock Unit represents the right to receive one (1) Share, cash or other consideration at the time and in the form and manner set forth in Section 7 hereof. Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions set forth in the Employment Agreement.

2. Vesting.

Subject to Section 3 hereof and the earlier termination or cancellation of the Restricted Stock Units as set forth herein, the Restricted Stock Units shall vest as follows, in each case as long as the Grantee’s employment has not theretofore terminated:

2.1. Prior to the first (1st) anniversary of the Date of Grant, no portion of the Award shall be vested;

2.2. On and after the first (1st) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 20% of the Restricted Stock Units;

2.3. On and after the second (2nd) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 40% of the Restricted Stock Units;

2.4. On and after the third (3rd) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 60% of the Restricted Stock Units;

2.5. On and after the fourth (4th) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 80% of the Restricted Stock Units; and

2.6. On and after the fifth (5th) anniversary of the Date of Grant, the Award shall be vested with respect to an aggregate of 100% of the Restricted Stock Units.

The portion of the Award which as become vested as described in this Section 2 or in Section 4 is herein referred to as the “Vested Portion.”

3. Termination of Employment.

3.1. By the Company without Cause, by the Executive with Good Reason or due to the Death or Disability of the Grantee. If, prior to the fifth (5th) anniversary of the Date of Grant, the Grantee’s employment is terminated by the Company without Cause, by the Grantee for Good Reason, or by reason of the Grantee’s death or Disability, (i) the Participant shall be vested in an additional 20% of the Shares originally subject to the Restricted Stock Unit, (ii) the Vested Portion of the Award shall remain outstanding pursuant to the terms of this Agreement and (iii) the Award, to the extent not previously vested or vesting as described in this Section 3.1, shall be immediately forfeited without payment of consideration therefor. The terms “Cause”, “Good Reason” and “Disability” shall have the meaning ascribed to such terms in the Employment Agreement.

3.2. Cause. In the event the Grantee’s employment is terminated for Cause, the Award, whether or not vested, shall immediately be forfeited without payment of consideration therefor.

3.3. Other Termination of Employment. Upon the termination of the Grantee’s employment for any reason other than those set forth in Sections 3.1 and 3.2, (i) the Vested Portion of the Award shall remain outstanding pursuant to the terms of this Agreement and (ii) the Award, to the extent not previously vested, shall be immediately forfeited without payment of consideration therefor.

4. Effect of a Transaction.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Transaction, the Award shall become immediately fully vested.

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5. Non-transferability.

The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

6. No Right to Continued Employment.

The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Grantee and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

7. Issuance of Shares.

On the earlier of (i) the date of the consummation of a Transaction or (ii) the fifth (5th) anniversary of the Date of Grant, the Company shall issue to Grantee (or, if applicable, the Grantee’s estate) one (1) Share with respect to each Restricted Stock Unit in the Vested Portion of the Award; provided, however, that in the case of a Transaction, (i) the Company may issue the Shares immediately prior to, but subject to the consummation of, the Transaction and (ii) the Company may elect to settle the Restricted Stock Units for cash, or for such other per Share consideration as is received by the Company’s stockholders in the Transaction (including having the Grantee participate in any earnout, holdback or other installment payout that might be applicable to the Company’s stockholders). Notwithstanding anything to the contrary contained herein, no Shares may be transferred to any person other than the Grantee unless such other person presents documentation to the Company, which demonstrates to the reasonable satisfaction of the Company such person’s right to the transfer.

8. Legend on Certificates.

The certificates representing the Shares issued pursuant to this Award shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Securities Laws.

Upon the acquisition of any Shares pursuant to this Award, the Grantee will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Withholding of Taxes.

Whenever Shares, cash or other consideration is to be issued pursuant to this Award, the Company shall have the right to require the Grantee to remit to the Company cash

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sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares or the payment of cash or other consideration. In the event that Shares are issued pursuant to this Award, the Grantee may satisfy such tax withholding obligation by surrendering to the Company on the date of issuance Shares having a Fair Market Value on that date equal to the withholding taxes, provided that the Company is not then prohibited from purchasing or acquiring such Shares.

11. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

12. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

14. Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

15. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

16. Definitions.

The following capitalized terms used in this Agreement have the respective meanings set forth in this Section:

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16.1. Affiliate: With respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

16.2. Board: The Board of Directors of the Company.

16.3. Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

16.4. Existing Owner Group: Onex Corporation, GS Capital Partners VI, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore, L.P. and GS Capital Partners VI GmgH & Co. KG, and any Affiliate of any of the foregoing, which invests in equity of the Company Group.

16.5. Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“Nasdaq”), or, if no sale of Shares shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the arithmetic mean of the per-Share closing bid price and per-Share closing asked price on the immediately preceding date on which sales of the Shares have been so reported or quoted, and (ii) if there is not a public market for the Shares on such date, the value established by the Board in good faith, which in the context of a Transaction shall be the price paid per Share.

16.6. Person: An individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

16.7. Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

16.8. Transaction: In a single transaction or a series of related transactions, the occurrence of any of the following events: (i) a majority of the outstanding voting power of the Company (the “Company Voting Securities”) shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons (other than any member of the Existing Owner Group as comprised on the date hereof, the Company Group or any Affiliate of any member of the Company Group) or any two or more Persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding or disposing of voting stock of the Company, or (ii) there shall have occurred: (A) a merger or consolidation of the Company with or into another

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corporation, other than (x) a merger or consolidation with any other member of the Company Group or (y) a merger or consolidation in which the holders of Company Voting Securities immediately prior to the merger as a class directly or indirectly hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; (B) a statutory exchange of shares of one or more classes or series of outstanding Company Voting Securities for cash, securities or other property, other than an exchange in which the holders of Company Voting Securities immediately prior to the exchange as a class directly or indirectly hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which the Company Voting Securities are being exchanged; or (C) the sale or other disposition of more than 80% of the consolidated assets of the Company and its subsidiaries (based on the net book value of the consolidated assets of the Company and its subsidiaries in the most recent audited financial statements of the Company), in one transaction or a series of transactions, other than a sale or disposition in which the holders of Company Voting Securities immediately prior to the sale or disposition as a class directly or indirectly hold immediately after the sale or disposition at least a majority of all outstanding voting power of the entity to which such assets of the Company are sold; it being understood that, for this purpose, the acquisition or beneficial ownership of voting securities by the public shall not be an acquisition or constitute beneficial ownership by any Person or Persons acting in concert.

17. Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

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HAWKER BEECHCRAFT, INC.

By:	/s/ Gail E. Lehman

Name:	Gail E. Lehman

Title:	Vice President, General Counsel and Secretary

GRANTEE

/s/ Worth W. Boisture, Jr.

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Exhibit 10.5

EXECUTION COPY

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Time-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Participant and Hawker Beechcraft Corporation, a Delaware Corporation (“HBC”), have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of 621,875 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $8.00 per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting; Termination of Employment.

(a) Subject to Section 2(b) hereof and the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall vest and become exercisable as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall vest or be exercisable;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 80% of the Shares; and

(vi) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested and exercisable as described herein is hereinafter referred to as the “Vested Portion.”

(b) If the Participant’s Employment is terminated for Cause, the Option shall, whether or not then vested, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the applicable period set forth in Section 3(a).

(d) Upon termination of the Participant’s Employment for any reason other than those set forth in Paragraph (b) or (c) of this Section 2, the Option shall, to the extent not previously vested, be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

(e) Upon the occurrence of a Transaction, the Option shall, to the extent not then vested, automatically become fully vested and exercisable.

(f) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the

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Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may exercise all or any part of the Vested Portion of the Option at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) the second (2nd) anniversary of the date of termination of Employment.

(ii) In the case of termination of the Participant’s Employment for any reason other than a termination described in Section 3(a)(i) or the Participant retiring following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of the Participant’s termination of Employment.

(iii) In the case of termination of the Participant’s Employment by reason of his retirement following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth (10th) anniversary of the Date of Grant.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the

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Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a)(ii) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which

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such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(b)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

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12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By:	/s/ Gail E. Lehman
Name: Gail E. Lehman Title: Vice President, General Counsel and Secretary

Agreed and acknowledged as

of the Date of Grant:

/s/ Worth W. Boisture, Jr.
Worth W. Boisture, Jr.

Exhibit 10.6

EXECUTION COPY

TYPE A

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Participant, the Company and Hawker Beechcraft Corporation (“HBC”) have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of 310,938 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $8.00 per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting; Termination of Employment.

(a) Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested (but not exercisable) as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall be considered vested;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 80% of the Shares; and

(v) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested pursuant to this section 2(a) is hereinafter referred to as the “Vested Portion.” No portion of the Option will be exercisable until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(b) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not then vested or exercisable, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(d) If the Participant’s Employment terminates for any reason other than a termination for Cause or a termination described in Section 2(c), the Option shall, to the extent not previously vested be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

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(e) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Exercisability.

(i) If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least two hundred percent (200%). For purposes of this Agreement, “Cash on Cash Return” shall mean the aggregate gross cash return realized by the Existing Owner Group on all of the capital invested by them in the Company or any of its subsidiaries in debt instruments, Shares or other equity securities of any of them (collectively “Company Group Securities”), including by means of direct purchases from any member of the Company Group or through the contribution of debt instruments purchased on the secondary market. In the case of any contributed debt instrument, the amount of capital invested attributable to such debt instrument shall be deemed to be the fair market value of the debt instrument on the date it is contributed, as determined by the Board in good faith. For purposes of this Section 3(a)(i), return shall include all amounts included in the determination of Internal Rate of Return, except that the term Company Group Securities shall be substituted for the term “equity” as used in the definition of Internal Rate of Return.

(ii) If a Participant is no longer employed by a member of the Company Group on the date of consummation of a Liquidity Event, the Vested Portion of the Option that remains outstanding on the date of the Liquidity Event, if any, shall become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least two hundred percent (200%).

(b) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the date of grant and (y) the second (2nd) anniversary of the date of termination of Employment, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

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(ii) In the case of termination of the Participant’s Employment for any reason other than a termination described in Section 3(b)(i) or the Participant retiring following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may, at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of termination of Employment exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(iii) In the case of termination of the Participant’s Employment by reason of his retirement following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to the tenth (10th) anniversary of the Date of Grant, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(c) Method of Exercise.

(i) Subject to Section 3(a) and (b), the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such Shares or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures, as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such

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exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(b)(i) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the

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terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(c)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By:	/s/ Gail E. Lehman
Name: Title:	Gail E. Lehman Vice President, General Counsel and Secretary

Agreed and acknowledged as

of the Date of Grant:

/s/ Worth W. Boisture, Jr.

Worth W. Boisture, Jr.

Exhibit 10.7

EXECUTION COPY

TYPE B

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 23, 2009 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and Worth W. Boisture, Jr. (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, the Participant, the Company and Hawker Beechcraft Corporation (“HBC”) have entered into that certain Employment Agreement dated as of March 23, 2009 (the “Employment Agreement”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of 310,937 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $8.00 per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2. Vesting; Termination of Employment.

(a) Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested (but not exercisable) as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall be considered vested;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 80% of the Shares; and

(v) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested pursuant to this section 2(a) is hereinafter referred to as the “Vested Portion.” No portion of the Option will be exercisable until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(b) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not then vested or exercisable, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, by the Participant for Good Reason (as defined in the Employment Agreement), or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(d) If the Participant’s Employment terminates for any reason other than a termination for Cause or a termination described in Section 2(c), the Option shall, to the extent not previously vested be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(e) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Exercisability.

(i) If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least three hundred percent (300%). For purposes of this Agreement, “Cash on Cash Return” shall mean the aggregate gross cash return realized by the Existing Owner Group on all of the capital invested by them in the Company or any of its subsidiaries in debt instruments, Shares or other equity securities of any of them (collectively “Company Group Securities”), including by means of direct purchases from any member of the Company Group or through the contribution of debt instruments purchased on the secondary market. In the case of any contributed debt instrument, the amount of capital invested attributable to such debt instrument shall be deemed to be the fair market value of the debt instrument on the date it is contributed, as determined by the Board in good faith. For purposes of this Section 3(a)(i), return shall include all amounts included in the determination of Internal Rate of Return, except that the term Company Group Securities shall be substituted for the term “equity” as used in the definition of Internal Rate of Return.

(ii) If a Participant is no longer employed by a member of the Company Group on the date of consummation of a Liquidity Event, the Vested Portion of the Option that remains outstanding on the date of the Liquidity Event, if any, shall become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least three hundred percent (300%).

(b) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, the termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the date of grant and (y) the second (2nd) anniversary of the date of termination of Employment, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(ii) In the case of termination of the Participant’s Employment for any reason other than a termination described in Section 3(b)(i) or the Participant retiring following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant may, at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of termination of Employment exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(iii) In the case of termination of the Participant’s Employment by reason of his retirement following the expiration of the term of the Employment Agreement, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to the tenth (10th) anniversary of the Date of Grant, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(c) Method of Exercise.

(i) Subject to Section 3(a) and (b), the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such Shares or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures, as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(b)(i) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(c)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By: /s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	Vice President, General Counsel and Secretary

Agreed and acknowledged as

of the Date of Grant:

/s/ Worth W. Boisture, Jr.

Worth W. Boisture, Jr.

Exhibit 31.1.1

CERTIFICATIONS

I, W. W. Boisture, Jr., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Hawker Beechcraft Acquisition Company, LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 5, 2009

/s/ W. W. Boisture, Jr.
W. W. Boisture, Jr. President (Principal Executive Officer)

Exhibit 31.1.2

CERTIFICATIONS

I, W. W. Boisture, Jr., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Hawker Beechcraft Notes Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 5, 2009

/s/ W. W. Boisture, Jr.
W. W. Boisture, Jr. Chief Executive Officer (Principal Executive Officer)

Exhibit 31.1.3

CERTIFICATIONS

I, Sidney E. Anderson, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Hawker Beechcraft Acquisition Company, LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 5, 2009

/s/ Sidney E. Anderson
Sidney E. Anderson Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit 31.1.4

CERTIFICATIONS

I, Sidney E. Anderson, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Hawker Beechcraft Notes Company;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 5, 2009

/s/ Sidney E. Anderson
Sidney E. Anderson Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1.1

CERTIFICATION

I, W. W. Boisture, Jr., principal executive officer of Hawker Beechcraft Acquisition Company, LLC (the “Company”), hereby certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the year ended March 29, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. W. Boisture, Jr.

W. W. Boisture, Jr., President

(Principal Executive Officer)

May 5, 2009

Exhibit 32.1.2

CERTIFICATION

I, W. W. Boisture, Jr., principal executive officer of Hawker Beechcraft Notes Company (the “Company”), hereby certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. W. Boisture, Jr.

W. W. Boisture, Jr., Chief Executive

Officer

(Principal Executive Officer)

May 5, 2009

Exhibit 32.1.3

CERTIFICATION

I, Sidney E. Anderson, principal financial officer of Hawker Beechcraft Acquisition Company, LLC (the “Company”), hereby certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer (Principal Financial Officer)

May 5, 2009

Exhibit 32.1.4

CERTIFICATION

I, Sidney E. Anderson, principal financial officer of Hawker Beechcraft Notes Company (the “Company”), hereby certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer (Principal Financial Officer)

May 5, 2009